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                                                                    EXHIBIT 4.2



                               THE DETROIT EDISON

                           SAVINGS & INVESTMENT PLAN

                         AS AMENDED AS OF MARCH 1, 1995





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                               THE DETROIT EDISON
                           SAVINGS & INVESTMENT PLAN
                         AS AMENDED AS OF MARCH 1, 1995

                              TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I                  PURPOSE  . . . . . . . . . . . . . . . . . . .  1

ARTICLE II                 DEFINITIONS  . . . . . . . . . . . . . . . . .  2

ARTICLE III                ELIGIBILITY AND PARTICIPATION  . . . . . . . . 20

   SECTION 3.1                ELIGIBILITY   . . . . . . . . . . . . . . . 20
   SECTION 3.2                PARTICIPATION   . . . . . . . . . . . . . . 20

ARTICLE IV                 EMPLOYE CONTRIBUTIONS AND ELECTIVE
                              EMPLOYER CONTRIBUTIONS  . . . . . . . . . . 22

   SECTION 4.1                EMPLOYE CONTRIBUTIONS   . . . . . . . . . . 22
   SECTION 4.2                ELECTIVE EMPLOYER CONTRIBUTIONS . . . . . . 22
   SECTION 4.3                METHOD FOR EMPLOYE OR ELECTIVE
                                 EMPLOYER CONTRIBUTIONS   . . . . . . . . 25
   SECTION 4.4                CHANGE OF EMPLOYE OR ELECTIVE
                                 EMPLOYER CONTRIBUTIONS . . . . . . . . . 25
   SECTION 4.5                SUSPENSION OF EMPLOYE OR ELECTIVE
                                 EMPLOYER CONTRIBUTIONS . . . . . . . . . 26
   SECTION 4.6                NONDISCRIMINATION TESTING . . . . . . . . . 29
   SECTION 4.7                DIRECT ROLLOVER CONTRIBUTIONS . . . . . . . 35

ARTICLE V                  MATCHING EMPLOYER CONTRIBUTIONS. . . . . . . . 36

   SECTION 5.1                AMOUNT AND PAYMENT OF MATCHING
                                 EMPLOYER CONTRIBUTIONS . . . . . . . . . 36
   SECTION 5.2                MATCHING EMPLOYER CONTRIBUTIONS AND
                                 ELECTIVE EMPLOYER CONTRIBUTIONS TO
                                 BE PAID FROM EARNINGS  . . . . . . . . . 36
   SECTION 5.3                REDUCTION OF MATCHING EMPLOYER
                                 CONTRIBUTIONS BY FORFEITURES . . . . . . 37
   SECTION 5.4                RETURN OF MATCHING EMPLOYER
                                 CONTRIBUTIONS  . . . . . . . . . . . . . 37



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                                                                         PAGE

ARTICLE VI                 FUNDS  . . . . . . . . . . . . . . . . . . . . 38

   SECTION 6.1                ESTABLISHMENT OF FUNDS  . . . . . . . . . . 38
   SECTION 6.2                CONTROL AND MANAGEMENT OF ASSETS  . . . . . 42
   SECTION 6.3                DETROIT EDISON COMMON STOCK FUND  . . . . . 42
   SECTION 6.4                BENEFITS TO BE PAID FROM TRUST  . . . . . . 44

ARTICLE VII                INVESTMENT AND LOANS   . . . . . . . . . . . . 45

   SECTION 7.1                INVESTMENT OF CONTRIBUTIONS . . . . . . . . 45
   SECTION 7.2                CHANGE IN INVESTMENT DIRECTION  . . . . . . 47
   SECTION 7.3                TRANSFER OF INVESTMENT  . . . . . . . . . . 48
   SECTION 7.4                LOAN ACCOUNTS   . . . . . . . . . . . . . . 50

ARTICLE VIII               ACCOUNTS   . . . . . . . . . . . . . . . . . . 53

   SECTION 8.1                ESTABLISHMENT OF ACCOUNTS   . . . . . . . . 53
   SECTION 8.2                MEASURE OF ACCOUNTS   . . . . . . . . . . . 53
   SECTION 8.3                VALUATION OF FUNDS  . . . . . . . . . . . . 56
   SECTION 8.4                VALUATION OF ACCOUNTS   . . . . . . . . . . 57

ARTICLE IX                 MATURING OF PLAN YEARS - VESTING   . . . . . . 58

   SECTION 9.1                MATURING OF PLAN YEARS  . . . . . . . . . . 58
   SECTION 9.2                VESTING   . . . . . . . . . . . . . . . . . 59

ARTICLE X                  DISTRIBUTIONS AND WITHDRAWALS  . . . . . . . . 63

   SECTION 10.1               DISTRIBUTION UPON RETIREMENT,
                                 DISABILITY OR DEATH  . . . . . . . . . . 63
   SECTION 10.2               DISTRIBUTION UPON TERMINATION
                                 OF EMPLOYMENT  . . . . . . . . . . . . . 64
   SECTION 10.3               WITHDRAWAL OF EMPLOYE AND MATCHING
                                 EMPLOYER CONTRIBUTIONS DURING
                                 EMPLOYMENT   . . . . . . . . . . . . . . 65
   SECTION 10.4               WITHDRAWAL OF ELECTIVE EMPLOYER
                                 CONTRIBUTIONS AFTER ATTAINING
                                 AGE 59-1/2   . . . . . . . . . . . . . . 67



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                                                                       PAGE

   SECTION 10.5               WITHDRAWAL OF ELECTIVE EMPLOYER
                                 CONTRIBUTIONS DUE TO HARDSHIP  . . . . 70
   SECTION 10.5.5             DIRECT ROLLOVER OF ELIGIBLE ROLLOVER
                                 DISTRIBUTION   . . . . . . . . . . . . 76

   SECTION 10.6               RESTORATION   . . . . . . . . . . . . . . 77
   SECTION 10.7               SUSPENSION OF PARTICIPATION AND
                                 TRANSFER OF EMPLOYMENT   . . . . . . . 79
   SECTION 10.8               FORM OF DISTRIBUTIONS   . . . . . . . . . 80
   SECTION 10.9               TIME OF DISTRIBUTIONS   . . . . . . . . . 83
   SECTION 10.10              INABILITY TO LOCATE PAYEE . . . . . . . . 85
   SECTION 10.11              DOMESTIC ORDERS . . . . . . . . . . . . . 85

ARTICLE XI                 LIMITATIONS AND TOP HEAVY PROVISIONS . . . . 87

   SECTION 11.1               LIMITS  . . . . . . . . . . . . . . . . . 87
   SECTION 11.2               TOP HEAVY PROVISIONS  . . . . . . . . . . 94

ARTICLE XII                BENEFICIARY IN EVENT OF DEATH  . . . . . . . 99

ARTICLE XIII               ADMINISTRATION   . . . . . . . . . . . . . .100

   SECTION 13.1               NAMED FIDUCIARIES AND APPOINTMENT
                                 OF THE COMMITTEE   . . . . . . . . . .100
   SECTION 13.2               CONDUCT OF THE BUSINESS
                                 OF THE COMMITTEE . . . . . . . . . . .100
   SECTION 13.3               RECORDS AND REPORTS OF
                                 THE COMMITTEE  . . . . . . . . . . . .100
   SECTION 13.4               DUTIES OF THE COMMITTEE AND THE
                                 BOARD OF DIRECTORS   . . . . . . . . .101
   SECTION 13.5               RESPONSIBILITIES OF THE BOARD OF
                                 DIRECTORS, THE CHAIRMAN OF THE
                                 BOARD OF DIRECTORS, THE COMMITTEE,
                                 AND THE TRUSTEES   . . . . . . . . . .102
   SECTION 13.6               ALLOCATION AND DELEGATION OF DUTIES
                                 AND RESPONSIBILITIES   . . . . . . . .103
   SECTION 13.7               PROCEDURE FOR THE ALLOCATION OR
                                 DELEGATION OF FIDUCIARY DUTIES   . . .103
   SECTION 13.8               EXPENSES  . . . . . . . . . . . . . . . .104



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                                                                          PAGE

   SECTION 13.9               INDEMNIFICATION  . . . . . . . . . . . . . . 104

ARTICLE XIV                CLAIMS PROCEDURE  . . . . . . . . . . . . . . . 106

   SECTION 14.1               FILING OF CLAIMS . . . . . . . . . . . . . . 106
   SECTION 14.2               APPEAL OF CLAIMS . . . . . . . . . . . . . . 106
   SECTION 14.3               REVIEW OF APPEALS  . . . . . . . . . . . . . 106

ARTICLE XV                 MERGER OR CONSOLIDATION . . . . . . . . . . . . 107

AARTICLE XVI               NON-ALIENATION OF BENEFITS  . . . . . . . . . . 108

ARTICLE XVII               AMENDMENTS  . . . . . . . . . . . . . . . . . . 109

ARTICLE XVIII              TERMINATION . . . . . . . . . . . . . . . . . . 110

   SECTION 18.1               AUTHORITY TO TERMINATE . . . . . . . . . . . 110
   SECTION 18.2               DISTRIBUTION UPON TERMINATION  . . . . . . . 110

ARTICLE XIX                MERGER OF SYNDECO, INC. 401(K) PROFIT SHARING
                           PLAN  . . . . . . . . . . . . . . . . . . . . . 111

ARTICLE XX                 PLAN CONFERS NO RIGHT TO EMPLOYMENT . . . . . . 113

ARTICLE XXI                CONSTRUCTION  . . . . . . . . . . . . . . . . . 114

   SECTION 21.1            GOVERNING LAW   . . . . . . . . . . . . . . . . 114
   SECTION 21.2            HEADINGS  . . . . . . . . . . . . . . . . . . . 114



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                              THE DETROIT EDISON
                          SAVINGS & INVESTMENT PLAN


Effective, March 1, 1995, The Detroit Edison Savings & Investment Plan shall be restated in its entirety to provide as follows:

                                  ARTICLE I
                                   PURPOSE

     SECTION 1.1. The Detroit Edison Savings & Investment Plan is designed to encourage and assist Eligible Employes in a long-range program of savings. This program will help Eligible Employes meet their financial needs and supplement their retirement income.

     SECTION 1.2. The Plan is established with the intent that it shall qualify under Section 401(a) and 401(k) of the Code, and that the Trust Fund shall be exempt from Federal income tax under Section 501(a) of the Code.





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                                  ARTICLE II
                                 DEFINITIONS

     The words and phrases hereinafter defined shall mean:

     SECTION 2.1. "ACCOUNT" shall mean the separate account maintained for each Participant pursuant to Section 8.1 which represents his or her interest in the Trust Fund as of any Valuation Date and consists of the sum of a Participant's Employe Contribution Account, Elective Employer Contribution Account and Matching Employer Contribution Account, and effective March 1, 1995, Direct Rollover Contribution Account.

     SECTION 2.2.  "ACCOUNTING PERIOD" shall mean a calendar month.

     SECTION 2.3. "ACTUAL CONTRIBUTION PERCENTAGE FOR ALL ELIGIBLE HIGHLY COMPENSATED EMPLOYES" shall mean the average of the Actual Contribution Ratios of all Highly Compensated Eligible Employes.

     SECTION 2.4. "ACTUAL CONTRIBUTION PERCENTAGE FOR ALL ELIGIBLE NON-HIGHLY COMPENSATED EMPLOYES" shall mean the average of the Actual Contribution Ratios of all Non-Highly Compensated Eligible Employes.

     SECTION 2.5. "ACTUAL CONTRIBUTION RATIO" shall be the ratio of the sum of an Eligible Employe's Employe Contributions and Matching Employer Contributions to the Eligible Employe's Total Compensation for the Plan Year. An Eligible Employe who does not



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make an Employe Contribution or who does not have a Matching Employer
Contribution made on his or her behalf to the Plan for the Plan Year shall have an Actual Contribution Ratio of zero for that Plan Year.

     SECTION 2.6. "ACTUAL DEFERRAL RATIO" shall be the ratio of an Eligible Employe's Elective Employer Contributions for the Plan Year, including, if the Eligible Employe is a Highly Compensated Employe, his or her Excess Elective Employer Contribution Deferrals for the Plan Year, to the Eligible Employe's Total Compensation for the Plan Year. An Eligible Employe who does not make an Elective Employer Contribution to the Plan for the Plan Year shall have an Actual Deferral Ratio of zero for that Plan Year.

     SECTION 2.6.5. "AFFILIATE" shall mean any corporation which is considered part of the controlled group of corporations, within the meaning of Section 414(b) of the Code, of which The Detroit Edison Company is a member.

     SECTION 2.7. "AVERAGE DEFERRAL PERCENTAGE FOR ALL HIGHLY COMPENSATED ELIGIBLE EMPLOYES" shall mean the average of the Actual Deferral Ratios of all Highly Compensated Eligible Employes.

     SECTION 2.8. "AVERAGE DEFERRAL PERCENTAGE FOR ALL NON-HIGHLY COMPENSATED ELIGIBLE EMPLOYES" shall mean the average of the Actual Deferral Ratios of all Non-Highly Compensated Eligible Employes.




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


     SECTION 2.9. "BASIC COMPENSATION" shall mean the lesser of (a) the normal pay for a basic work week (including alternative work schedules) before taking into account Elective Employer Contributions, before any salary reductions elected under The Detroit Edison Company Flexible Spending Plan and after the addition of shift premium, step-up pay, work area differential and Sunday work premium; or (b) actual pay for a work week before taking into account Elective Employer Contributions, before any salary reductions elected under The Detroit Edison Company Flexible Spending Plan and after the addition of overtime, shift premium, step-up pay, work area differential and Sunday work premium.
Effective starting with the second pay period ending in May, 1994, Basic Compensation shall mean pay for a normal forty-hour period before taking into account Elective Employer Contributions under the Plan, before any salary reductions under the Flexible Spending Plan, after the addition of shift, area, step-up and Sunday premiums, but excluding overtime premiums, and reduced by reported unpaid absences. Notwithstanding the foregoing, for employes on Alternative Work Schedules, Basic Compensation shall mean either: (a) for employes working a total of 80 or more hours in a bi-weekly pay period, normal pay for a 40 hour work week, so long as the total hours pay included in Basic Compensation in a bi-weekly pay period do not exceed 80; or (b) for employes who work less than 80 hours in a bi-weekly pay period, pay for actual hours worked during that bi-weekly period. Basic Compensation shall also include any payments made to employes to compensate them on a cash basis for the transition of all Company employes to a bi-weekly payroll period. For plan years beginning after December 31, 1988, an



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employe's Basic Compensation in excess of $200,000 shall be disregarded for purposes of determining Basic Compensation, provided, however, that such $200,000 limitation shall be deemed to be automatically adjusted from time to time as and when cost of living adjustments are prescribed by the Secretary of the Treasury in accordance with Section 415(d) of the Code. For plan years beginning after December 31, 1993, an Employe's Basic Compensation in excess of $150,000 shall be disregarded for purposes of determining Basic Compensation, provided, however, that such $150,000 shall be deemed to be automatically adjusted from time to time as and when cost of living adjustments are prescribed by the Secretary of the Treasury in accordance with Sections 415(d) and 401(a)(17)(B) of the Code.

     SECTION 2.9.5. "BASIC ELECTIVE EMPLOYER CONTRIBUTIONS" shall mean the amount of money contributed by a Participant under Section 4.2 which is not more than 6% of a Participant's Basic Compensation increased to the next whole dollar amount, subject to the limitations set forth in Section 4.2. Effective with the first pay period in April, 1994, "BASIC ELECTIVE EMPLOYER CONTRIBUTIONS" shall mean the amount of money contributed by a Participant under Section 4.2 which is not more than 8% of a Participant's Basic Compensation increased to the next whole dollar amount, subject to the limitations set forth in Section 4.2. Effective with the second pay period ending in May, 1994, "BASIC ELECTIVE EMPLOYER CONTRIBUTIONS" shall mean the amount of money contributed by a Participant under Section 4.2 which is not more than 8% of a





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Participant's Basic Compensation subject to the limitations set forth in
Section 4.2.

     SECTION 2.9.6. "BASIC EMPLOYE CONTRIBUTIONS" shall mean the amount of money contributed by a Participant under Section 4.1 which, when added to the Participant's Basic Elective Employer Contributions, is equal to 6% of the Participant's Basic Compensation increased to the next whole dollar amount, subject to the limitations set forth in Section 4.1. If the amount of money contributed by a Participant under Section 4.1, when combined with a Participant's Basic Elective Employer Contributions, is less than 6% of the Participant's Basic Compensation, the total amount of money contributed by the Participant under Section 4.1 shall be considered Basic Employe Contributions. Effective with the first pay period in April, 1994, "BASIC EMPLOYE CONTRIBUTIONS" shall mean the amount of money contributed by a Participant under Section 4.1 which, when added to the Participant's Basic Elective Employer Contributions, is equal to 8% of the Participant's Basic Compensation increased to the next whole dollar amount, subject to the limitations set forth in Section 4.1. Effective with the second pay period ending in May, 1994, "BASIC EMPLOYE CONTRIBUTIONS" shall mean the amount of money contributed by a Participant under Section 4.1 which, when added to the Participant's Basic Elective Employer Contributions, is equal to 8% of the Participant's Basic Compensation, subject to the limitations set forth in Section 4.1. If the amount of money contributed by a Participant under Section 4.1, when combined with a Participant's Basic Elective Employer Contributions, is less than 8% of the




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Participant's Basic Compensation, the total amount of money contributed by the
Participant under Section 4.1 shall be considered Basic Employe Contributions.

     SECTION 2.9.8. "BENEFIT PLAN ADMINISTRATION" shall mean the Benefit Plan Administration Section of the Treasurer's Organizational Unit of the Company.

     SECTION 2.10. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     SECTION 2.10.5. "CHAIRMAN OF THE BOARD OF DIRECTORS" shall mean that person holding the position of Chairman of the Board of Directors of the Company.

     SECTION 2.11. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     SECTION 2.12. "COMMITTEE" shall mean the Savings Plan Committee of the Company appointed by the Chairman of the Board of Directors.

     SECTION 2.13.  "COMPANY" shall mean The Detroit Edison Company.

     SECTION 2.14. "DETROIT EDISON COMMON STOCK" shall mean shares of Common Stock of The Detroit Edison Company.





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


     SECTION 2.15. "DETROIT EDISON COMMON STOCK FUND" shall mean the Fund established pursuant to Section 6.1(c).

     SECTION 2.15.5.  "DIRECTED ACCOUNT CASH FUND" shall mean the Fund
established pursuant to Section 6.1(d).   Effective January 1, 1993, this
Section 2.15.5 is deleted.

     SECTION 2.15.6. "DIRECT ROLLOVER" shall mean, effective January 1, 1993, an Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan specified by the Distributee.

     SECTION 2.15.7. "DIRECT ROLLOVER CONTRIBUTION ACCOUNT" shall mean, effective March 1, 1995, the account maintained for a Participant to record his or her Direct Rollover Contributions and adjustments thereto.

     SECTION 2.15.8. "DIRECT ROLLOVER CONTRIBUTION" shall mean, effective March 1, 1995, any amount contributed to the Plan in accordance with Section 4.7.

     SECTION 2.16. "DISABILITY" shall mean the termination of employment by a Participant other than by his or her death because the Participant is totally disabled and entitled to benefits under The Detroit Edison Long Term Disability Benefits Plan.





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


     SECTION 2.16.5. "DISCRETIONARY ACCOUNT CASH FUND" shall mean, effective January 1, 1993, the Fund established pursuant to Section 6.1(e). Effective June 30, 1994, this Section 2.16.5 is deleted.

     SECTION 2.16.6. "DISTRIBUTEE" shall mean, effective January 1, 1993, a Participant, the surviving spouse of a deceased Participant or a spouse or former spouse of a Participant who is an alternate payee under a qualified domestic relations order.

     SECTION 2.17. "DIVERSIFIED EQUITIES FUND" shall mean the Fund established pursuant to Section 6.1(a). Effective June 30, 1994, this Section 2.17 is deleted.

     SECTION 2.18.  "EFFECTIVE DATE" shall mean June 6, 1983.

     SECTION 2.19. "ELECTIVE EMPLOYER CONTRIBUTION ACCOUNT" shall mean the account maintained for a Participant to record his or her portion of Elective Employer Contributions and adjustments thereto.

     SECTION 2.20. "ELECTIVE EMPLOYER CONTRIBUTIONS" shall mean monies received by the Trustee resulting from a Participant's action under Section 4.2 which are credited to the Participant's Elective Employer Contribution Account
and adjustments thereto.   Effective January 1, 1992, "Elective Employer
Contributions" shall mean the sum of a Participant's Basic Elective Employer Contributions and Supplemental Elective Employer Contributions.





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


     SECTION 2.21. "ELIGIBLE EMPLOYE" shall mean an Employe, except that the following types of Employes shall be excluded from the definition of Eligible
Employe: (1) an Employe covered by a collective bargaining agreement with the Employer which does not provide for coverage under this Plan; (2) effective July 1, 1991, an Employe hired by the Employer as a cooperative student pursuant to the Detroit Edison High School Co-op Program, the Cooperative Student-College, College and Professional Employment Program or any other student cooperative hiring program maintained by the Employer; and (3) a Leased Employe.

     SECTION 2.21.5. "ELIGIBLE RETIREMENT PLAN" shall mean, effective January 1, 1993, an individual retirement account described in section 401(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     SECTION 2.21.6. "ELIGIBLE ROLLOVER DISTRIBUTION" shall mean, effective January 1, 1993, any distribution from the Plan to a Distributee except for (1) a distribution which is one of a series of substantially equal periodic payments made for the life expectancy of the Distributee or for a specified period of ten (10) years or more; (2) a distribution to the extent required because the Participant has attained the age of 70 1/2; (3) the portion of a distribution which is not included in the Distributee's gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (4) corrective distributions of Elective Employer Contributions and Employe Contributions under Section 4.6 of the Plan;
(5) distributions from the Plan which represent amounts returned to the Participants pursuant to Section 11.1 of the Plan; and (6) a deemed distribution resulting from a Plan loan which will otherwise fail to satisfy the requirements of Code Section 72.

     SECTION 2.22. "EMPLOYE" shall mean an individual in the employ of an Employer. Effective for services performed on or after January 1, 1987, for purposes of complying with the requirements of Section 414(n)(3) of the Code only, a Leased Employe shall be considered an Employe of the Company. Notwithstanding the foregoing, if such Leased Employes collectively constitute less than twenty percent (20%) of the Company's non-highly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term "Employe" shall not include those leased employes covered by a plan described in Section 414(n)(5) of the Code. In addition, the term "Employe" shall not include any leased employes which may be excluded pursuant to regulations of the Secretary of the Treasury promulgated pursuant to Section 414(c) of the Code. In no event shall a Leased Employe become a Participant in, or accrue benefits under, the Plan based on service as a leased employe only.





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


     SECTION 2.23. "EMPLOYE CONTRIBUTION ACCOUNT" shall mean the account maintained for a Participant to record his or her Employe Contributions and adjustments thereto.

     SECTION 2.24. "EMPLOYE CONTRIBUTIONS" shall mean that amount contributed to the Plan by a Participant which is not less than 1% nor more than 6% of the Participant's Basic Compensation increased to the next whole dollar amount, subject to the limitations set forth in Section 4.1, which is credited to the Participant's Employe Contribution Account. Effective January 1, 1992, "Employe Contributions" shall mean the sum of a Participant's Basic Employe Contributions and Supplemental Employe Contributions.

     SECTION 2.25. "EMPLOYER" shall mean the Company or any Participating Affiliate.

     SECTION 2.26. "ENROLLMENT DATE" shall mean the Effective Date of the Plan and the first day of each month thereafter. Effective June 30, 1994, Enrollment Date shall mean the first day of the first pay period which ends in the month.

     SECTION 2.27. "ENROLLMENT FORM" shall mean the form prescribed by the Committee which authorizes the Employer of a Participant to withhold a specified percentage of a Participant's Basic Compensation each pay period and to pay such amount to the Trustee for investment under the Plan.

     SECTION 2.27.5. "EXCESS ELECTIVE EMPLOYER CONTRIBUTION DEFERRALS" shall mean the amount of a Participant's Elective Employer Contributions for the taxable year of the Participant which, when combined with any other elective deferrals made by the Participant for the same taxable year to any other qualified plans of any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which an Employer is a member, exceeds $7,000, as automatically adjusted from time to time as and when cost of living adjustments are prescribed by the Secretary of the Treasury in accordance with Section 415(d) of the Code.

     SECTION 2.28. "FUNDS" shall mean the investment funds established pursuant to Section 6.1. When used in the singular, "Fund" shall mean one of such Funds.

     SECTION 2.29. "GOVERNMENT OBLIGATIONS FUND" shall mean the Fund established pursuant to Section 6.1(b). Effective January 1, 1993, this
Section 2.29 is deleted.

     SECTION 2.30. "HIGHLY COMPENSATED EMPLOYE" shall mean any Employe described in Section 414(q) of the Code and the Regulations thereunder. An Employe is a Highly Compensated Employe if, during the look-back year, the Employe (1) received Total Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code; (2) received Total Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top paid group for the





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

year; or (3) was an officer of the Employer and received Total Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. In addition, an Employe is a Highly Compensated Employe if the Employe is a five percent owner of the Employer at any time during the "look-back" or "determination" years or if the Employe is described hereinabove when "determination year" is substituted for "look-back year," and the Employe is one of the 100 employes who received the most Total Compensation from the Employer during the determination year.

     If no officer has satisfied the compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employe.

     For this purpose, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

     If an Employe is, during a determination year or look-back year, a family member of either a five percent owner who is an active or former employe or a Highly Compensated Employe who is one of the ten most highly compensated employes ranked on the basis of Total Compensation paid by the Employer during such year, then the family member and the five percent owner or top-ten Highly Compensated Employe shall be aggregated. In such case, the family member and five percent owner or top-ten Highly Compensated Employe shall be treated as a single Employe receiving compensation and plan contributions or benefits equal to the sum of such compensation and Plan contributions or benefits of the family member and five percent owner or top-ten Highly Compensated Employe. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employe or former employe and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employe, including the determinations of the number and identity of Employes in the top-paid group, the top 100 Employes, the number of Employes treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     Notwithstanding the foregoing, for Plan Years which commence on or after January 1, 1987 and end on or before December 31, 1988, a Highly Compensated Employe shall mean any employe who receives Total Compensation in excess of $50,000 from the Employer during the Plan Year.

     SECTION 2.31. "HIGHLY COMPENSATED ELIGIBLE EMPLOYE" means a Highly Compensated Employe who is an Eligible Employe.

     SECTION 2.31.5. "INTEREST INCOME FUND" shall mean the Fund established pursuant to Section 6.1(e). Effective January 1, 1993, this Section 2.31.5 is deleted.

     SECTION 2.32. "INVESTMENT MANAGER" OR "INVESTMENT MANAGERS" shall mean an investment manager or managers as required by Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 2.33. "LEASED EMPLOYE" shall mean an individual who satisfies the requirements of Section 414(n)(2) of the Code.

     SECTION 2.34. "LOAN ACCOUNT" shall mean the separate Loan Account maintained for a Participant established pursuant to Section 7.4 and the Committee Regulations promulgated thereunder.

     SECTION 2.35. "MATCHING EMPLOYER CONTRIBUTIONS" shall mean the amounts contributed to the Plan by an Employer on behalf of Participants as provided in
Section 5.1 of the Plan which are credited to each Participant's Matching Employer Contribution Account.

     SECTION 2.36. "MATCHING EMPLOYER CONTRIBUTION ACCOUNT" shall mean the account maintained for a Participant to record his or her portion of Matching Employe Contributions and adjustments thereto.

     SECTION 2.37. "NON-HIGHLY COMPENSATED EMPLOYE" shall mean any Employe who is not a Highly Compensated Employe.

     SECTION 2.38. "NON-HIGHLY COMPENSATED ELIGIBLE EMPLOYE" shall mean any Eligible Employe who is not a Highly Compensated Employe.

     SECTION 2.39. "NON-MATURED AMOUNTS" shall mean funds which, as of the date of determination, are attributable to Matching Employer Contributions during the current Plan Year, the three immediately preceding Plan Years and the earnings thereon.

     SECTION 2.40. "NON-VESTED AMOUNTS" shall mean funds which, as of the date of determination, are attributable to Matching Employer Contributions during the current Plan Year, the three immediately preceding Plan Years, and the earnings thereon, provided, however, that the Employe does not have five years of service with the Employer as defined in Section 9.2(a), or any member of the controlled group of corporations (within the meaning of section 414(b) of the Code) of which the Employer is a member, as defined by Section 9.2(a)(2).

     SECTION 2.41. "PARTICIPANT" shall mean an Eligible Employe participating in the Plan.

     SECTION 2.41.5. "PARTICIPATING AFFILIATE" shall mean an affiliate of the Company which adopts the Plan with the approval of the Chairman of the Board of Directors of the Affiliate and the Chairman of the Board of Directors of the Company. As a condition to participating in the Plan, such Affiliate shall authorize the Chairman of the Board of Directors of the Company and the Committee to act for it in all matters arising under the Plan and shall agree to comply with such other terms and conditions as may be imposed by the Chairman of the Board of Directors of the Company.

     SECTION 2.42. "PARTICIPATING SUBSIDIARY" shall mean a Subsidiary of the Company which adopts the Plan with the approval of the Chairman of the Board of Directors of the Subsidiary and the Chairman of the Board of Directors of the Company. As a condition to participating in the Plan, such Subsidiary shall authorize the Chairman of the Board of Directors of the Company and the Committee to act for it in all matters arising under the Plan and shall agree to comply with such other terms and conditions as may be imposed by the Chairman of the Board of Directors of the Company. Effective December 31, 1994, this Section 2.42 is deleted.

     SECTION 2.43. "PAY ROLL" shall mean the Pay Roll Organizational Unit of the Company. Effective June 30, 1994 this Section 2.43 is deleted.

     SECTION 2.44. "PLAN" shall mean The Detroit Edison Company Employes' Savings Plan, and all amendments thereto. Effective June 30, 1994, "Plan" shall mean The Detroit Edison Savings & Investment Plan, and all amendments thereto.

     SECTION 2.45. "PLAN YEAR" shall mean the period beginning with the Effective Date of the Plan and ending December 31 of the same year and each calendar year thereafter.

     SECTION 2.46. "RETIREMENT" shall mean the termination of employment by a Participant other than by his or her death or Disability where the Participant has attained the age of 65.

     SECTION 2.46.5. "SHORT & INTERMEDIATE TERM BOND FUND" shall mean, effective January 1, 1993, the Fund established pursuant to Section 6.1(d). Effective June 30, 1994, this Section 2.46.5 is deleted.

     SECTION 2.47. "SUBSIDIARY" shall mean any corporation of which more than 50% of the voting stock is owned directly or indirectly by The Detroit Edison Company. Effective December 31, 1994, this Section 2.47 is deleted.

     SECTION 2.47.5. "SUPPLEMENTAL ELECTIVE EMPLOYER CONTRIBUTIONS" shall mean the amount of money contributed by the Participant under Section 4.2 which exceeds the Participant's Basic Elective Employer Contributions and which does not qualify for any Matching Employer Contributions under Section 5.1 of the Plan.

     SECTION 2.47.6. "SUPPLEMENTAL EMPLOYE CONTRIBUTIONS" shall mean the amount of money contributed by a Participant under Section 4.1 which exceeds the Participant's Basic Employe Contributions and which does not qualify for any Matching Employer Contributions under Section 5.1 of the Plan.


     SECTION 2.48. "TOTAL COMPENSATION" shall mean an Eligible Employe's Basic Compensation and any other payments made by the Company or a Participating Subsidiary, and effective December 31, 1994, a Participating Affiliate, to the Eligible Employe which are included in the Eligible Employe's gross income for federal income tax purposes for that Plan Year. An Eligible Employe's Total Compensation shall also include any Elective Employer Contributions made by the Eligible Employe to the Plan for that Plan Year and any salary reductions elected under The Detroit Edison Company Flexible Spending Plan. When an employe begins, ceases, or resumes to be an Eligible Employe during the Plan Year, his or her Total Compensation shall include amounts included in his or her gross income for the entire Plan Year. In no event, however, shall an Eligible Employe's Total Compensation exceed $200,000, as automatically adjusted from time to time as and when cost of living adjustments are prescribed by the Secretary of the Treasury in accordance with Section 415(d) of the Code. Effective January 1, 1994, in no event, however, shall an Eligible Employe's Total Compensation exceed $150,000, as automatically adjusted from time to time as and when cost of living adjustments are prescribed by the Secretary of the Treasury in accordance with Sections 415(d) and 401(a)(17)(B) of the Code.

     SECTION 2.49. "TRUST AGREEMENT" shall mean the agreement or agreements specifically designated as a Trust Agreement between the Company and the Trustee which provides for the investment of contributions to the Plan.

     SECTION 2.50. "TRUST FUND" shall mean the aggregate of the contributions made by Participants and by an Employer to the Plan and held under or pursuant to the Trust Agreement, increased by profits or income thereon, and decreased by payments and losses therefrom.

     SECTION 2.51. "TRUSTEE" shall mean an individual or individuals or a corporation or corporations by whom assets of the Plan are held under the Trust Agreement.

     SECTION 2.51.5. "U.S. GOVERNMENT PLUS BOND FUND" shall mean, effective January 1, 1993, the Fund established pursuant to Section 6.1(b). Effective June 30, 1994, this Section 2.51.5 is deleted.

     SECTION 2.52. "VALUATION DATE" shall mean the last business day of each Accounting Period, or such other date or dates as may be designated by the
Committee.   "VALUATION DATE" shall mean, effective June 30, 1994, any business day on which stocks are actively traded on the New York Stock Exchange.

                                 ARTICLE III
                        ELIGIBILITY AND PARTICIPATION

     SECTION 3.1. ELIGIBILITY. An Eligible Employe may participate in the Plan on the first pay period commencing on or after six (6) months have elapsed since the date the Employe first performed services for which he or she is directly or indirectly paid, or entitled to payment, by any member of the controlled group of corporations (within the meaning of section 414(b) of the Code) of which an Employer is a member. A terminated Participant or Employe who later returns to the employ of the Employer as an Eligible Employe may immediately participate in the Plan provided he or she had completed at least six (6) months of service during his or her previous period of employment, subject to the provisions of Section 10.2. An individual shall not become an Eligible Employe by reason of being a Leased Employe only, as defined in
Section 2.33.

     SECTION 3.2. PARTICIPATION. Each Eligible Employe may become a Participant in the Plan by executing and delivering an Enrollment Form to Pay Roll at least twenty days prior to the Enrollment Date. Effective January 1, 1992, each Eligible Employe may become a Participant in the Plan by executing and delivering an Enrollment Form to Pay Roll at least ten days prior to the Enrollment Date. Effective June 30, 1994, each Eligible Employe may become a Participant in the Plan on the Enrollment Date by executing and delivering an Enrollment Form to Benefit Plan Administration on or before the 20th day of any month. The Enrollment Form shall authorize the Participant's Employer to withhold a specified percentage of the Participant's Basic Compensation, and pay such payroll deductions to the Trustee for investment under the Plan in accordance with the Participant's instructions. Enrollment in the Plan is voluntary.

                                  ARTICLE IV
          EMPLOYE CONTRIBUTIONS AND ELECTIVE EMPLOYER CONTRIBUTIONS

     SECTION 4.1. EMPLOYE CONTRIBUTIONS. A Participant may make an Employe Contribution to the Plan of 1%, 2%, 3%, 4%, 5%, or 6% of his or her Basic Compensation each pay week or month, whichever is applicable, provided, however, that the six percent (6%) maximum shall be reduced by the percent, if any, elected under Section 4.2. Effective January 1, 1992, a Participant may make an Employe Contribution to the Plan of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of his or her Basic Compensation each pay week or month, whichever is applicable, provided, however, that the ten percent (10%) maximum shall be reduced by the percent, if any, elected under Section 4.2. Effective with the second pay period ending in May, 1994, a Participant may make an Employe Contribution to the Plan of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of his or her Basic Compensation each pay period, provided, however, that the ten percent (10%) maximum shall be reduced by the percent, if any, elected under Section
4.2. Notwithstanding the foregoing, the Employer may, at any time during the Plan Year or within two and one-half months after the close of the Plan Year, reduce the percent elected for any or all of the Highly Compensated Eligible Employes after taking into account Elective Employer Contributions which shall be treated as Employe Contributions in accordance with Section 4.2, if necessary to comply with section 401(m) of the Code and the regulations thereunder provided, however, that any such reduction and distribution which occurs after close of the Plan Year shall be carried out in compliance with
Section 4.6.  The
amount of the contributions representing the reduction in the percentage elected shall be distributed to the affected Highly Compensated Eligible Employes within two and one-half months of the close of the Plan Year.

     SECTION 4.2. ELECTIVE EMPLOYER CONTRIBUTIONS. A Participant may elect to have his or her Basic Compensation reduced each pay week or month, whichever is applicable, by 1%, 2%, 3%, 4%, 5%, or 6% and have his or her Employer contribute such amount to the Plan, provided, however, that the six percent (6%) maximum shall be reduced by the percent, if any, elected under Section
4.1. Effective January 1, 1992, a Participant may elect to have his or her Basic Compensation reduced each pay week or month, whichever is applicable, by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% and have his or her Employer contribute such amount to the Plan, provided, however, that the ten percent (10%) maximum shall be reduced by the percent, if any, elected under Section
4.1. Effective with the second pay period ending in May, 1994, a Participant may elect to have his or her Basic Compensation reduced each pay period by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% and have his or her Employer contribute such amount to the Plan, provided, however, that the ten percent (10%) maximum shall be reduced by the percent, if any, elected under Section 4.1.

          Notwithstanding the foregoing, the amount of a Participant's Elective Employer Contributions for the taxable year of the Participant, when combined with any other elective deferrals made by the Participant for the same taxable year to any other qualified plans of any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which an Employer is a member, shall not exceed $7,000, as automatically adjusted from time to time as and when cost of living adjustments are prescribed by the Secretary of the Treasury in accordance with Section 415(d) of the Code. The adjusted limitation shall be effective as of January first of each calendar year. If, however, an Excess Elective Employer Contribution Deferral occurs as a result of the Participant's participation in this Plan or in any other qualified plan of any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which an Employer is a member, such amount, along with the income earned thereon, shall be returned to the Participant by April 15 of the calendar year immediately following the calendar year in which the Excess Elective Employer Contribution Deferral occurs. The income earned thereon shall be determined in the same manner in which income allocable to distributed excess Elective Employer Contributions, excess Employe Contributions and excess Matching Employer Contributions is determined under Section 4.6(i) of this Plan.

     Notwithstanding the foregoing, the Employer may, at any time during the Plan Year or within two and one-half months after the close of the Plan Year, reduce the percent elected for any or all of the Highly Compensated Eligible Employes if necessary to comply with Section 401(k) of the Code and regulations thereunder, provided, however, that any such reduction and re-characterization or distribution which occurs after the close of the Plan Year shall be carried out in compliance with Section 4.6. The amount of the contributions representing the reduction in the percentage elected shall either be re-characterized as Employe Contributions, or distributed to the affected Highly Compensated Eligible Employes in the sole discretion of the Savings Plan Committee within two and one-half months of the close of the Plan Year.

     Elective Employer Contributions relating to a Plan Year shall in no event be paid to the Trustee later than 30 days following the end of such Plan Year.

     SECTION 4.3. METHOD FOR EMPLOYE OR ELECTIVE EMPLOYER CONTRIBUTIONS. Employe or Elective Employer Contributions may be made by payroll deduction or other method approved by the Committee. Payroll deductions shall begin with the first payroll week ending on or after the Enrollment Date on which an Eligible Employe begins participation in the Plan. If the Employe or Elective Employer Contribution for any pay week or month, whichever is applicable, is not a whole dollar amount, such amount shall be increased to the next whole dollar. In addition, if a Participant's Basic Compensation is changed, the resulting change in deduction shall be made as soon as practicable after such change. Effective June 30, 1994, Employe or Elective Employer Contributions may be made by payroll deduction or other method approved by the Committee. Payroll deductions shall begin with the first payroll period which includes the Enrollment Date on which an Eligible Employe begins participation in the Plan. In addition, if a Participant's Basic Compensation is changed, the resulting change in deduction shall be made as soon as practicable after such change.

     SECTION 4.4. CHANGE OF EMPLOYE OR ELECTIVE EMPLOYER CONTRIBUTIONS. The percentage of Basic Compensation contributed to the Plan by a Participant shall continue in effect until the Participant changes the percentage of his or her Employe or Elective Employer Contributions. A Participant may change his or her Employe or Elective Employer Contributions to a higher or lower percentage of Basic Compensation within the limitations of Sections 4.1 and 4.2 by giving written notice of such change to Pay Roll on a form provided for such purpose at least twenty (20) days before the end of any month. Effective January 1, 1992, a Participant may change his or her Employe or Elective Employer Contributions to a higher or lower percentage of Basic Compensation within the limitations of Sections 4.1 and 4.2 by giving written notice of such change to Pay Roll on a form provided for such purpose at least ten (10) days before the end of any month. Such change shall become effective with the employe's first payroll week ending with the following month. No more than one such change may be made in any one Plan Year. For the period from November 1, 1991 to December 10, 1991, a Participant may change his or her Employe or Elective Employer Contributions to a higher or lower percentage of Basic Compensation within the limitations of Sections 4.1 and 4.2, to be effective January 1, 1992, regardless of whether he or she has already made one such change during the Plan Year. Effective June 30, 1994, the percentage of Basic Compensation contributed to the Plan by a Participant shall continue in effect until the

Participant changes the percentage of his or her Employe or Elective Employer Contributions. A Participant may change his or her Employe or Elective Employer Contributions to a higher or lower percentage of Basic Compensation within the limitations of Sections 4.1 and 4.2 once each calendar month.

     SECTION 4.5.  SUSPENSION OF EMPLOYE OR ELECTIVE EMPLOYER CONTRIBUTIONS.

     (a) A Participant may suspend all, but not less than all, of his or her Employe or Elective Employer Contributions to the Plan at any time by giving written notice thereof to Pay Roll on a form provided for such purpose at least twenty (20) days before the end of any month. Effective January 1, 1992, a Participant may suspend all, but not less than all, of his or her Employe or Elective Employer Contributions to the Plan at any time by giving written notice thereof to Pay Roll on a form provided for such purpose at least ten
(10) days before the end of any month. Such suspension shall become effective with the employe's first payroll week ending in the following month and continue for at least three (3) months. A Participant may terminate such suspension as of the end of the third month of suspension, or as of the end of any subsequent month, by giving written notice of the termination to Pay Roll on a form provided for that purpose at least twenty (20) days before the end of such month. Effective January 1, 1992, a Participant may terminate such suspension as of the end of the third month of suspension, or as of the end of any subsequent month, by giving written notice of the termination to Pay Roll on a form provided for that purpose at least ten (10) days before the end of such month. No Participant may suspend all contributions pursuant to this Section 4.5(a) more than once in any Plan Year. Effective June 30, 1994, a Participant may suspend all, but not less than all, of his or her Employe or Elective Employer Contributions to the Plan at any time, which suspension shall be effective as soon as practicable. Such suspension shall continue for at least three months. A Participant may terminate such suspension as of the end of the third month of suspension, or any time thereafter. No Participant may suspend all contributions pursuant to this Section 4.5(a) more than once in any Plan Year.

     (b) If a Participant is granted an unpaid illness leave or personal leave by the Company, there shall be no Employe or Elective Employer Contributions made during the period of the leave.

          Subject to the limitations of Section 11.1, where a Participant is being paid under provisions of the absence pay, or extended disability pay plan of the Company, Employe and Elective Employer Contributions will be deducted from his or her payments.

          A Participant who is being paid benefits under the provisions of the absence pay or extended disability pay plan of the Company may at any time elect to suspend contributions at the end of any month by giving written notice on a form provided for that purpose to Pay Roll at least twenty (20) days before the end of such month. Effective January 1, 1992, a Participant who is being paid benefits under the provisions of the absence pay or extended disability pay plan of the Company may at any time elect to suspend contributions at the end of any month by giving written notice on a form provided for that purpose to Pay Roll at least ten (10) days before the end of such month. Effective June 30, 1994, a Participant who is being paid benefits under the provisions of the absence pay or extended disability pay plan of the Company may at any time elect to suspend contributions, which suspension shall be effective as soon as practicable. In such event, contributions will be suspended for the remaining period that the Employe is receiving absence pay or extended disability payments. The Employe may resume participation in the Plan when returning to work by signing another Enrollment Form in the manner prescribed in Section 3.2.

     (c) If, after making other required and authorized deductions from a Participant's pay, there is not sufficient money available in a pay week or month, whichever is applicable, to make the entire authorized contribution for the Participant's Employe and Elective Employer Contribution, no contribution shall be made for such period.

     (d) In cases of a suspension of Employe or Elective Employer Contributions, Matching Employer Contributions on behalf of such Participant shall be automatically suspended for a like period.

     SECTION 4.6. NONDISCRIMINATION TESTING. This Section 4.6 is solely for determining compliance with the special discrimination rules under Sections 401(k) and 401(m) of the Code so that the Employer may make the necessary adjustments pursuant to Sections 4.1 and 4.2 to reduce the elected percentages for affected Highly Compensated Eligible Employes. The Plan will comply with one of the two tests set forth in Section 4.6(a) and one of the two tests set forth in Section 4.6(b) for every Plan Year, and in addition, will comply with Section 4.6(c) for every Plan Year.

     (a) The elections made by Participants pursuant to Section 4.2 will comply with the special discrimination rules of Code Section 401(k) if the Average Deferral Percentage for all Highly Compensated Eligible Employes for the Plan Year is no greater than the greater of (1) the Average Deferral Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year multiplied by 1.25 (1.25 test), or (2) the lesser of the Average Deferral Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year multiplied by 2 or the Average Deferral Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year plus two percentage points (2.0 test).

     (b) The elections made by Participants pursuant to Section 4.1 will comply with the special discrimination rules of Code Section 401(m) if the Actual Contribution Percentage for all Highly Compensated Eligible Employes for the Plan Year is not greater than the greater of (1) the Actual Contribution Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year multiplied by 1.25 (1.25 test), or (2) the lesser of the Actual Contribution Percentage for all Non-Highly Compensated Eligible Employes for the

Plan Year multiplied by 2.0 or the Actual Contribution Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year plus two percentage points (2.0 test).

     (c) Notwithstanding any provision in the Plan to the contrary, after the application of subsections (a) and (b) of this Section 4.6, the sum of the Average Deferral Percentage and the Actual Contribution Percentage for all Highly Compensated Eligible Employes for the Plan Year shall not exceed (1) or, for Plan Years beginning before January 1, 1992, and such later years as permitted by Internal Revenue Service rules, (1) or (2) below:

     (1) the sum of

          (A)  the greater of

               (i) the Average Deferral Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year, or

               (ii) the Actual Contribution Percentage for all Eligible Non-Highly Compensated Employes for the Plan Year

multiplied by 1.25; and

     (B)  the lesser of

          (i) the Average Deferral Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year, or

               (ii) the Actual Contribution Percentage for all Eligible Non-Highly Compensated Employes for the Plan Year plus 2 percentage points or, if less, multiplied by 2; or

      (2) the sum of

          (A) the lesser of


               (i) the Average Deferral Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year, or

               (ii) the Actual Contribution Percentage for all Non-Highly Compensated Eligible Employes for the Plan Year multiplied by 1.25; and


          (B)  the greater of

               (i) the Average Deferral Percentage for all Non-Highly Compensated Employes for the Plan Year, or

               (ii) the Actual Contribution Percentage for all Eligible Non-Highly Compensated Employes for the Plan Year plus 2 percentage points or, if less, multiplied by 2.

     (d) If the elections made pursuant to Section 4.2 do not satisfy either the 1.25 or 2.0 test, after taking into account the multiple use prohibition, excess Elective Employer Contributions shall either be recharacterized as Employe Contributions, in which event they shall be included as Employe Contributions for purposes of the special discrimination rules of Code Section 401(m) for the Plan Year in which they are included in the gross income of the contributing Participant, or be distributed to the Participant, in accordance with Section 4.6(g) or 4.6(h), as applicable. The decision as to whether to recharacterize or distribute excess Elective Employer Contributions shall be made by the Savings Plan Committee in its sole discretion. If the elections made pursuant to Section 4.1 do not satisfy either the 1.25 or 2.0 test, after taking into account the multiple use prohibition, excess Employe Contributions and vested Matching Employer Contributions shall be distributed to the Participant in accordance with Section 4.6(h).

     (e) The amount of excess Elective Employer Contributions for each Highly Compensated Employe for a Plan Year shall be determined by reducing the Actual Deferral Ratio of the Highly Compensated Employe with the highest Actual Deferral Ratio to the Actual Deferral Ratio of the Highly Compensated Employe with the next highest Actual Deferral Ratio. This process is repeated until the special discrimination rules of Code Section 401(k) are satisfied for the Plan Year.

     (f) The amount of excess Employe Contributions and Employer Matching Contributions (including recharacterized Elective Employer Contributions) for each Highly Compensated Employe for a Plan Year shall be determined by reducing the Actual Contribution Ratio of the Highly Compensated Employe with the highest Actual Contribution Ratio to the Actual Contribution Ratio of the Highly Compensated Employe with the next highest Actual Contribution Ratio. This process is repeated until the special discrimination rules of Code Section 401(m) are satisfied for the Plan Year.

     (g) If the Savings Plan Committee determines that excess Elective Employer Contributions should be recharacterized for the Plan Year, such recharacterization must occur within two and one half months after the close of the Plan Year in which such excess Elective Employer Contributions occurred. The Plan Administrator shall notify all affected employes and the Employer of this recharacterization within the two and one half month period. Income earned on such recharacterized amounts will not be recharacterized. Such recharacterized amounts will be included in the affected employe's income for the taxable year during which it would have been included in his or her gross income had he or she originally elected to have such amounts contributed to the Plan as Employe Contributions.

     (h) If the Savings Plan Committee determines that excess Elective Employer Contributions should be distributed, or that Employe Contributions and Matching Employer Contributions must be distributed, such distribution must occur within two and one half months after the close of the Plan Year in which such excess Elective Employer Contributions, Employe Contributions or Matching Employer Contributions occurred. The Plan Administrator shall notify all affected employes and the Employer of this distribution within the two and one half month period. Income earned on the amounts to be distributed will also be distributed. Such distributed amounts will be included in the affected employe's income for the taxable year during which the excess Elective Employer Contribution or excess Employe Contribution was made to the Plan. Matching Employer Contributions which have not vested at the time of the distribution and which are attributable to excess Elective Employer Contributions which are to be distributed or excess Employe Contributions and the income attributable thereto shall be forfeited in accordance with the forfeiture rules set forth in this Plan.

     (i) Income allocable to distributed excess Elective Employer Contributions, excess Employe Contributions and excess Matching Employer Contributions shall be the income or loss allocated to the Employe's Elective Employer Contribution, Employe Contribution and Matching Employer Contribution accounts multiplied by a fraction, the numerator of which is the excess contribution and the denominator of which is the sum of the account balances reduced by the income and increased by the loss attributable to those accounts
for the Plan Year.   In addition, the Plan Administrator may, at its
discretion, treat as income allocable to distributed excess Elective Employer Contributions, excess Employe Contributions and excess Matching Employer Contributions the income or loss allocated to the Employe's Elective Employer Contribution, Employe Contribution and Matching Employer Contribution accounts from the end of the Plan Year during which such excess contributions occurred (gap period) to the date of the distribution of such excess contributions multiplied by a fraction, the numerator of which is the excess contribution and the denominator of which is the sum of the account balances reduced by the income and increased by the loss attributable to those accounts for the gap period.

     (j) Excess Elective Employer Contribution Deferrals, excess Elective Employer Contributions and excess Employe Contributions and Matching Employer Contributions shall be determined, and either re-characterized or distributed, as applicable, in the following order:

     (a)  Excess Elective Employer Contribution Deferrals;

     (b)  excess Elective Employer Contributions; and

     (c)  excess Employe Contributions and Matching Employer Contributions.

SECTION 4.7. DIRECT ROLLOVER CONTRIBUTIONS. Effective March 1, 1995, notwithstanding any limitations on contributions to the contrary contained in the Plan (other than in this Section 4.7), the Trustee may, in accordance with rules adopted by the Committee, receive on behalf of any Eligible Employe who is eligible to participate in the Plan in accordance with Section 3.1 of
Article III hereunder, an eligible rollover distribution, as that term is defined in Section 402 of the Code, from any plan qualified under Section 401(a) of the Code, provided that (a) the eligible rollover distribution must be in an amount of at least $5000; (b) the Trustee receives the assets through a direct rollover, as that term is defined in Section 402 of the Code, from the distributing qualified plan into the Plan, and (c) the assets to be rolled over are attributable solely to employer contributions, including elective contributions under a plan qualified under Section 401(k) of the Code, and earnings on any employe and employer contributions. Notwithstanding the foregoing, in no event shall the Trustee or the Plan accept any rollovers hereunder that could disqualify the Plan under Section 401(a) of the Code.

                                  ARTICLE V
                       MATCHING EMPLOYER CONTRIBUTIONS

     SECTION 5.1. AMOUNT AND PAYMENT OF MATCHING EMPLOYER CONTRIBUTIONS. Except as otherwise provided in this Article V, Article XI, and in Sections
10.3 and 10.4, each Employer shall contribute to the Plan on behalf of its Employes participating in the Plan an amount equal to the sum of (a) 50% of the aggregate of such Employes' Employe Contributions and Elective Employer Contributions to the Plan, and (b) the forfeitures to be restored to the credit of its respective Participants by reason of their making the payments specified in Section 10.6. Effective January 1, 1992, except as otherwise provided in this Article V, Article XI, and in Sections 10.3 and 10.4, each Employer shall contribute to the Plan on behalf of its Employes participating in the Plan an amount equal to the sum of (a) 50% of the aggregate of such Employes' Basic Employe Contributions and Basic Elective Employer Contributions to the Plan, and (b) the forfeitures to be restored to the credit of its respective Participants by reason of their making the payments specified in Section 10.6. Matching Employer Contributions with respect to a Plan Year shall be paid to the Trustee no later than the due date (including extensions of time) for filing the Employer's Federal income tax return for such year.

     SECTION 5.2. MATCHING EMPLOYER CONTRIBUTIONS AND ELECTIVE EMPLOYER CONTRIBUTIONS TO BE PAID FROM EARNINGS. Matching Employer Contributions and Elective Employer Contributions to the Plan shall be made by each Employer only out of current and/or retained earnings of the Company on a consolidated basis as shown on its consolidated financial statements for the current fiscal year. Notwithstanding the foregoing, the Plan shall be designated as a profit sharing plan for purposes of Sections 401(a), 402, 404, 412 and 417 of the Code.

     SECTION 5.3. REDUCTION OF MATCHING EMPLOYER CONTRIBUTIONS BY FORFEITURES. The amount of the Matching Employer Contribution shall be reduced by the amount of any forfeiture which results from termination of the employment of an Employe, as provided in Section 10.2, withdrawal under Section 10.3, or the Company's inability to locate a Participant or beneficiary to whom a benefit is due, as provided in Section 10.10.

     SECTION 5.4.  RETURN OF MATCHING EMPLOYER CONTRIBUTIONS.

     (a) Notwithstanding any provision of the Plan to the contrary, Matching Employer Contributions made to the Plan by an Employer may be returned to the Employer if the contribution is made by reason of mistake of fact, provided such return of contributions is made within one year of the mistaken payment of the contribution.

     (b) If the Internal Revenue Service determines that any Employer Contribution to the Plan is not deductible under Section 404 of the Code, the Company shall have the option, which it may exercise within one year after the date of the disallowance of such deduction, to have such contribution returned to the Company.

                                  ARTICLE VI
                                    FUNDS

     SECTION 6.1. ESTABLISHMENT OF FUNDS. The following Funds will be made available for the collective investment on behalf of Participants of Employe Contributions, Elective Employer Contributions and Matching Employer Contributions to the Plan.

     (a) A "Diversified Equities Fund" which shall be invested directly or indirectly in common stocks within the limitations specified in the Trust Agreement.

     (b) A "Government Obligations Fund" which shall be invested in direct obligations of the United States Government or agencies thereof, such obligations guaranteed as to payment of principal and interest by the United States Government or agencies thereof, and such deposits in fully insured bank deposits, including deposits with a fiduciary of the Plan, as the Trustee or Investment Manager in their discretion may choose for the Account of Employes selecting this investment medium.

     (c) A "Detroit Edison Common Stock Fund", which shall be invested solely in Detroit Edison Common Stock.

     Effective January 1, 1992, the following Funds will be made available, in addition to those listed in Subsections (a), (b), and (c) above, for the collective investment on behalf of Participants of Employe Contributions, Elective Employer Contributions and Matching Employer Contributions to the Plan.

     (d) A "Directed Account Cash Fund" which shall be invested in open-ended demand Master Notes of companies with a minimum debt rating of AA or better by Standard & Poor's Corporation, certificates of deposit or time deposits of domestic and foreign banks and commercial paper of varying maturities, as well as collateralized repurchase agreements, and other short term assets including, but not limited to, United States Treasury Bills, savings bank deposits and other cash balance instruments.

     (e) An "Interest Income Fund" which shall be invested in direct obligations of the United States Government or agencies thereof, in obligations guaranteed as to the payment of interest and principal by the United States Government or agencies thereof, in fully insured bank deposits, in repurchase agreements that are collateralized by these types of agreements, and in futures contracts, or options on futures contracts, on any debt instruments such as United States Treasury Bills, Bonds or Notes.

Notwithstanding the foregoing, a portion of the above Funds may be maintained in cash, or may be invested temporarily, directly or indirectly, in certain short-term obligations as permitted by the Trust Agreement. Dividends, interest and other income in respect of any Fund shall be reinvested in the same Fund to the extent not used to pay expenses of the Plan.

Effective January 1, 1993, the following funds shall be maintained for the collective investment on behalf of Participants of Employe Contributions, Elective Employer Contributions and Matching Employer Contributions to the
Plan:

     (a) an index fund, commonly referred to as Fund A or the Diversified Equities Fund;

     (b) a government bond fund, commonly referred to as Fund B or the U.S. Government Plus Bond Fund (formerly Government Obligations Fund);

     (c) a fund invested solely in Detroit Edison Common Stock, commonly referred to as Fund C or the Detroit Edison Common Stock Fund;

     (d) a bond fund, commonly referred to as Fund D or the Short & Intermediate Term Bond Fund (formerly the Interest Income Fund); and

     (e) a cash equivalent fund, commonly referred to as Fund E or the Discretionary Account Cash Fund (formerly the Directed Account Cash Fund).

Notwithstanding the foregoing, a portion of the above Funds may be maintained in cash, or may be invested temporarily, directly or indirectly, in certain short-term obligations as permitted by the Trust Agreement. Dividends, interest and other income in respect of any Fund shall be reinvested in the same Fund to the extent not used to pay expenses of the Plan.

Further information concerning these funds can be obtained from Pay Roll upon request.

Effective June 30, 1994, Funds shall be maintained for the investment on behalf of Participants of Employe Contributions, Elective Employer Contributions, Matching Employer Contributions and, effective March 1, 1995, Direct Rollover Contributions to the Plan as selected from time to time by the Savings Plan Committee. One of these funds shall be the Detroit Edison Common Stock Fund.

Effective June 30, 1994, a new Plan Trustee was appointed. On June 30, 1994, the former Trustee for the Plan transferred the Plan assets to the current Trustee. Pending completion of a reconciliation of account balances necessitated by the change in the Plan Trustee, the June 29, 1994 account balances of Participants were temporarily transferred to and invested by the new Trustee ("mapped") as follows:

     FORMER INVESTMENT OPTION      TEMPORARY INVESTMENT OPTION

     Discretionary Account Cash    Fidelity Retirement Money Market Fund
                                   Portfolio

     U.S. Government Plus Bond     Fidelity Retirement Money Market  Fund
                                   Portfolio

     Short & Intermediate Term     Fidelity Retirement Money Market
     Fund                          Portfolio

        Diversified Equities             Fidelity U.S. Equity Index
        Fund                             Portfolio

        Detroit Edison Common Stock      Detroit Edison Common Stock
        Fund                             Fund

Assets held in the Discretionary Account Cash Fund, the U.S. Government Plus Bond Fund and the Short & Intermediate Term Bond Fund were converted to cash and then invested by the new Trustee in the Fidelity Retirement Money Market Portfolio pending conclusion of the reconciliation. Company common stock and cash in the Detroit Edison Common Stock Fund were transferred to the new Trustee in kind. Assets in the Diversified Equities Fund representing the Plans' proportionate ownership in such Fund were transferred to the new Trustee in kind. Notwithstanding anything herein to the contrary, during the reconciliation period, Participants were permitted to engage only in certain minimal types of Plan transactions.

On August 29, 1994, the reconciliation was completed and the Trustee invested the principal and earnings on amounts in the mapped Funds pursuant to directions from Participants. For any Participant who failed to provide the Trustee with new investment directions, the participant's account balance remained in the Fund or Funds into which it had been mapped during the reconciliation period.

     SECTION 6.2. CONTROL AND MANAGEMENT OF ASSETS. The assets of the Plan shall be held by the Trustee, in trust, and shall be managed by the Trustee and/or Investment Manager appointed from time to time by the Chairman of the Board of Directors; provided, however, that the Chairman of the Board of Directors may, from time to time, determine that the Trustee and/or Investment Manager shall be subject to the direction of the Chairman of the Board of Directors with respect to certain investments, in which case the Trustee and/or Investment Manager shall be subject to proper directions of the Chairman of the Board of Directors in accordance with terms of the Plan and which are not contrary to applicable law.


     SECTION 6.3.  DETROIT EDISON COMMON STOCK FUND.

     (a) Contributions received by the Trustee for the Detroit Edison Common Stock Fund are invested entirely in Company Common Stock and short-term investments in a liquidity reserve.

     (b) The Trustee shall regularly purchase Detroit Edison Common Stock from time to time in the open market or by private purchase, including purchase from the Company of authorized but unissued shares of such Common Stock or shares of such Common Stock held as treasury stock, in accordance with a non-discretionary purchasing program; provided, however, if the Committee so directs at any time or from time to time, the Trustee shall accept as Matching Employer

Contributions, authorized but unissued shares of such Common Stock or treasury stock.

     (c) All purchases of authorized but unissued Common Stock or Treasury Stock by the Trustee and all Matching Employer Contributions in such Common Stock shall be made pursuant to a pre-existing purchase agreement and/or contribution agreement between the Trustee and the Company. All such purchases and contributions shall be made at a price equal to the closing price per share on the New York Stock Exchange Composite Tape on the date of such purchase or contribution or, if there were no such trades on such date, on the last previous day on which such Common Stock was traded, unless and until the Company and the Trustee shall agree on a different method for determining fair market value.

     (d) The Trustee shall vote, in person or by proxy, the shares of Detroit Edison Common Stock held by it under the Detroit Edison Common Stock Fund for the Account of a Participant (whether vested or not vested) in accordance with the directions of such Participant. Written notice of any meeting of stockholders of the Company and a request for voting instructions shall be given by the Company or the Trustee to each Participant entitled to give voting instructions for such meeting. Shares with respect to which no voting instructions are received shall not be voted.

     SECTION 6.4. BENEFITS TO BE PAID FROM TRUST. Benefits under the Plan shall be payable only from the Trust Fund and only to the extent that such Trust Fund shall suffice therefor, and each

Participant assumes all risk connected with any decrease in market price of any securities in the respective Funds. No Employer shall have any liability to make or continue from its own funds the payment of any benefits under the Plan.

                                 ARTICLE VII
                            INVESTMENTS AND LOANS

     SECTION 7.1. INVESTMENT OF CONTRIBUTIONS. Employe, Elective Employer and Matching Employer Contributions to the Plan shall be invested by the Trustee under the Trust Agreement in the Funds established pursuant to Section 6.1 hereof. Upon enrolling in the Plan, each Participant shall specify in writing to Pay Roll, on a form prescribed by the Committee, the percentage of his or her Employe Contributions and Elective Employer Contributions which shall be invested in one of the following ways:

     (a)  entirely in the Detroit Edison Common Stock Fund;
     (b)  entirely in the Government Obligations Fund;
     (c)  entirely in the Diversified Equities Fund;
     (d)  equally in any two of types (a), (b), and (c);
     (e)  equally in each of types (a), (b), and (c).

Effective January 1, 1992, the Participant shall specify in writing to Pay Roll, on a form prescribed by the Committee, the percentage of his or her Employe Contributions and Elective Employer Contributions which shall be invested in one of the following ways:

     (a)  entirely in the Diversified Equities Fund;
     (b)  entirely in the Government Obligations Fund;
     (c)  entirely in the Detroit Edison Common Stock Fund;
     (d)  entirely in the Directed Account Cash Fund;

     (e)  entirely in the Interest Income Fund;
     (f) among the five Funds established pursuant to Section 6.1 hereof in multiples of 10% of the Participant's total Employe and Elective Employer Contributions.

Effective January 1, 1992, the Employe Contributions and Elective Employer Contributions of a Participant who on October 31, 1991 was investing his or her Employe Contributions and Elective Employer Contributions equally in each of types (a), (b), and (c), and who did not submit a change in direction form to Pay Roll between November 1, 1991 and December 10, 1991 pursuant to Section 7.2, will be invested 30% in the Diversified Equities Fund, 30% in the Government Obligations Fund and 40% in the Detroit Edison Common Stock Fund.

Effective January 1, 1993, the Participant shall specify in writing to Pay Roll, on a form prescribed by the Committee, the percentage of his or her Employe Contributions and Elective Employer Contributions which shall be invested in one of the following ways:

     (a)  entirely in the Diversified Equities Fund;
     (b)  entirely in the Government Plus Bond Fund;
     (c)  entirely in the Detroit Edison Common Stock Fund;
     (d)  entirely in the Short & Intermediate Bond Fund;
     (e)  entirely in the Discretionary Account Cash Fund;
     (f) among the five Funds established pursuant to Section 6.1 hereof in multiples of 10% of the Participant's total Employe and Elective Employer Contributions.

Effective June 30, 1994, the Participant shall designate the percentage of his or her Employe Contributions, Elective Employer Contributions and, effective March 1, 1995, Direct Rollover Contributions which shall be invested in each of the Funds offered pursuant to Section 6.1. Such investment directions shall be in no less than whole percentages.

Matching Employer Contributions shall be invested by the Trustee for the account of the Participant in the Detroit Edison Common Stock Fund.


     SECTION 7.2. CHANGE IN INVESTMENT DIRECTION. Any investment direction given by a Participant under Section 7.1 shall continue in effect until changed by the Participant. A Participant may, not more than once in any Plan Year, change any such direction by giving written notice of such change to Pay Roll on a form provided for such purpose at least twenty (20) days before the end of any month. Effective January 1, 1992, a Participant may, not more than once in any calendar quarter, change any such direction by giving written notice of such change to Pay Roll on a form provided for such purpose at least ten (10) days before the end of any month. Any such change shall become effective with the employe's first payroll period ending in the following month in the form prescribed by the Committee. A change in investment direction under this
Section 7.2 shall not automatically cause a transfer of investments under
Section 7.3.  For the period from November 1, 1991 to

December 10, 1991, a Participant may change his or her investment direction, to be effective January 1, 1992, regardless of whether he or she has already made one such change during the Plan Year. For the period from May 27, 1993 to June 14, 1993, a Participant may change his or her investment direction, regardless of whether he or she has already made a permissible change in investment direction for that quarter, but subject to the other Plan restrictions on such changes in investment directions. For the period from July 9, 1993 to July 20, 1993, a Participant in the Discretionary Account Cash Fund may change his or her investment direction regardless of whether he or she has already made a permissible change in investment direction for that quarter, but subject to the other Plan restrictions on such changes in investment directions.

     Effective June 30, 1994, any investment direction given by a Participant under Section 7.1 shall continue in effect until changed by the Participant. A Participant may change such investment direction on any business day. A change in investment direction under this Section 7.2 shall not automatically cause a transfer of investments under Section 7.3.

     SECTION 7.3. TRANSFER OF INVESTMENT. A Participant (including a Participant who has retired and is entitled to receive a distribution pursuant to Section 10.1 or Section 10.8) may, not more than once in any Plan Year, direct that all or 50% of his or her interest in any one or more of the Funds relating to Employe Contributions and Elective Employer Contributions be transferred to any one or more of the other Funds, subject to the limitation contained in
Section 7.1. All transfers under this Section 7.3 shall be made as of the last day of the month in which the Participant gives written notice to Pay Roll, on a form provided for such purpose, at least twenty (20) days before the end of any such month.

Effective January 1, 1992, a Participant (including a Participant who has retired and is entitled to receive a distribution pursuant to Section 10.1 or
Section 10.8, but excluding any Participant who is on the Monthly Employe Payroll) may, not more than once in any calendar quarter, direct that all or increments of 10% of his or her interest in any one or more of the Funds relating to Employe Contributions, Elective Employer Contributions and matured Matching Employer Contributions be transferred to any one or more of the other Funds. A Participant who is on the Monthly Employe Payroll may, not more than once in any calendar quarter, direct that all or increments of 10% of his or her interest in any one or more of the Funds relating to Employe Contributions and Elective Employer Contributions be transferred to any one or more of the other Funds. All transfers under this Section 7.3 shall be made as of the last day of the month in which the Participant gives written notice to Pay Roll, on a form provided for such purpose, at least ten (10) days before the end of any such month.

Effective November 2, 1992, a Participant (including a Participant who has retired and is entitled to receive a distribution pursuant to Section 10.1 or
Section 10.8) may, not more than once in any calendar quarter, direct that all or increments of 10% of his or her interest in any one or more of the Funds relating to Employe Contributions, Elective Employer Contributions and matured Matching Employer Contributions be transferred to any one or more of the other Funds. All transfers under this
Section 7.3 shall be made as of the last day of the month in which the Participant gives written notice to Pay Roll, on a form provided for such purpose, at least ten (10) days before the end of any such month.

For the period from May 27, 1993 to June 14, 1993, a Participant may transfer his or her investments to or from any of the available funds regardless of whether he or she has already made a permissible change in investment direction for that quarter but subject to the other Plan restrictions on such transfers. For the period from July 9, 1993 to July 20, 1993, a Participant in the Discretionary Account Cash Fund may transfer his or her investments to or from any of the other available funds regardless of whether he or she has already made a permissible change in investment direction for that quarter, but subject to the other Plan restrictions on such transfers.

     Effective June 30, 1994, a Participant (including a Participant who has retired and is entitled to receive a distribution pursuant to Section 10.1 or
Section 10.8) may, on any business day, direct that all or any part of his or her interest in any one or more of the Funds relating to Employe Contributions, Elective Employer Contributions, matured Matching Employer Contributions and, effective March 1, 1995, Direct Rollover Contributions be transferred to any one or more of the other Funds, subject to the limitations contained in Section 7.1.

     SECTION 7.4. LOAN ACCOUNTS. Participants, and, effective October 12, 1989, those former Participants who terminate employment with the Company, but remain parties in interest, as defined by ERISA Section 3(14), to whom loans can be made available without violating the Code or Treasury Regulations ("Parties in Interest"), shall be permitted to borrow from their Elective Employer Contribution Accounts. After a request to borrow is received, units sufficient at current market value to satisfy the request shall be transferred to a separate Loan Account and paid in cash to the borrowing Participant or Party in Interest. Amounts repaid, including interest, shall be transferred from the separate Loan Account and units of the Funds shall be purchased at the market value in effect at repayment. Loans will be made available to all Participants and Parties in Interest on a reasonably equivalent basis, will not be made available to highly compensated employes in an amount which is greater than the amount made available to other employes and will be made in accordance with the loan provisions set forth in the Plan and the Savings Plan Committee Regulations for Loan Program under Article VII of the Detroit Edison Company Employes' Savings Plan ("Loan Regulations"). Each loan made shall (1) bear a reasonable rate of interest, (2) provide for specific terms of repayment and
(3) be adequately secured. No loan shall be made that would be considered a distribution from this Plan under Section 72 of the Code.

     Effective June 30, 1994, Participants, and, effective October 12, 1989, those former Participants who terminate employment with the Company, but remain parties in interest, as defined by ERISA Section 3(14), to whom loans can be made available without violating the Code or Treasury Regulations ("Parties in Interest"), shall be permitted to borrow from their Elective Employer Contribution, Employe Contribution and, effective March 1, 1995, Direct Rollover Contribution Accounts. After a request to borrow is received, units and shares sufficient at current market value to satisfy the request shall be transferred to a separate Loan Account and paid in cash to the borrowing Participant or Party in Interest. Amounts repaid, including interest, shall be transferred from the separate Loan Account and Units and shares of the Funds shall be purchased at the market value in effect at repayment. Loans will be made available to all Participants and Parties in Interest on a reasonably equivalent basis, will not be made available to highly compensated employes in an amount which is greater than the amount made available to other employes and will be made in accordance with the loan provisions set forth in the Plan and the Savings Plan Committee Regulations for Loan Program under Article VII of the Detroit Edison Company Employes' Savings Plan ("Loan Regulations"). Each loan made shall (1) bear a reasonable rate of interest, (2) provide for specific terms of repayment and (3) be adequately secured. No loan shall be made that would be considered a distribution from this Plan under Section 72 of the Code.

     The Committee is authorized to establish a loan program in accordance with this Section 7.4, shall promulgate Loan Regulations and forms to implement this Section 7.4 and shall administer the loan program in a non-discriminatory manner. Effective October 12, 1989, the Loan Regulations shall become a part of this Plan and shall be incorporated herein by reference. The Loan Regulations and forms may be revised and amended from time to time by the Committee.

                                 ARTICLE VIII

                                   ACCOUNTS


     SECTION 8.1. ESTABLISHMENT OF ACCOUNTS. The Committee shall maintain or cause to be maintained an Account for each Participant which shall reflect the source of all contributions as a result of Employe, Elective Employer, Matching Employer and, effective March 1, 1995, Direct Rollover Contributions made by or on behalf of the Participant. Each Participant will be furnished a statement of account at least annually and upon any investment transfer, distribution or withdrawal.


     SECTION 8.2.  MEASURE OF ACCOUNTS.


     (a) The interests of Participants in the Funds shall be measured by participating units in the particular Fund, the number and value of which shall be determined as of each Valuation Date as provided in the next paragraph.
Each participating unit shall have an equal beneficial interest in the Fund.


     (a) Effective June 30, 1994, the interests of Participants in the Funds shall be measured by participating units or shares, as applicable, in the particular Fund, the number and value of which shall be determined as of each Valuation Date as provided in the next paragraph. Each participating unit or share shall have an equal beneficial interest in the Fund.

     (b) The value of a participating unit in each Fund at the end of the first month for which the Plan is in effect shall be assigned by the Committee. With respect to each Valuation Date subsequent to the first Valuation Date in which the Plan was in effect, the Trustee shall determine the value of each Fund in the manner prescribed in Section 8.3, and the value so determined shall be divided by the total number of participating units allocated to the Accounts of Participants in accordance with the preceding sentence. The resulting quotient shall be the value of a participating unit as of such Valuation Date, and participating units shall be allocated, at such value, to and from the Fund Accounts of Participants for all transactions by them or on their behalf with respect to the Accounting Period which includes such Valuation Date. The value of all participating units allocated to Participants' Accounts shall be redetermined in a similar manner as of the Valuation Date in each Accounting Period, and participating units shall be allocated to and from Participants' Accounts at such value for all transactions with respect to such Accounting Period. Fractional units shall be calculated to such number of decimal places as shall be determined by the Committee from time to time.

     (b) Effective June 30, 1994, with respect to the Funds other than the Detroit Edison Common Stock Fund, the Trustee shall determine the value of the Fund in the manner described in Section 8.3(a), and the value so determined shall be divided by the total number of shares outstanding. The number of shares outstanding can vary each day depending on the number of purchases and redemptions. The resulting quotient shall be the value of a share as of such

Valuation Date. The value of all shares allocated to Participants' Accounts shall be redetermined in a similar manner as of each Valuation Date and shares shall be allocated to and from Participants' Accounts at such value for all transactions with respect to such Valuation Date. Fractional units shall be calculated to such number of decimal places as shall be determined by the Trustee from time to time.

      Effective June 30, 1994, with respect to the Detroit Edison Common Stock Fund, the value of a participating unit in the Fund as of June 30, 1994 shall be assigned by the Committee. With respect to each Valuation Date subsequent to the Valuation Date on which the reconciliation period began, the Trustee shall determine the value of the Fund in the manner prescribed in Section 8.3(b), and the value so determined shall be divided by the total number of participating units allocated to the Accounts of Participants. The resulting quotient shall be the value of a participating unit as of such Valuation Date, and participating units shall be allocated, at such value, to and from the Detroit Edison Common Stock Fund Accounts of Participants for all transactions by them or on their behalf which are effective on such Valuation Date. The value of all participating units allocated to Participants' Accounts shall be redetermined in a similar manner as of each Valuation Date. Fractional units shall be calculated to such number of decimal places as shall be determined by the Committee from time to time.

     (c) If a Participant shall direct, pursuant to Section 7.3, that his or her interest in a Fund or any part thereof shall be transferred to another Fund or Funds, or if a Participant's interest in a Fund or any part thereof is distributed, withdrawn or forfeited under Article X, the number of participating units representing such interest or portion thereof as of the applicable Valuation Date shall be canceled for purposes of any subsequent determination of the number and value of participating units in such Fund.

     (c)  Effective June 30, 1994, if a Participant shall direct, pursuant to
Section 7.3, that his or her interest in the Detroit Edison Common Stock Fund or any part thereof shall be transferred to another Fund or Funds, or if a Participant's interest in the Detroit Edison Common Stock Fund or any part thereof is distributed, withdrawn or forfeited under Article X, the number of participating units representing such interest or portion thereof as of the applicable Valuation Date shall be canceled for purposes of any subsequent determination of the number and value of participating units in such Fund.

     SECTION 8.3. VALUATION OF FUNDS. The value of a Fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash, accrued dividends, interest and other income) held by the Fund as determined by the Trustee, reduced by the amount of any accrued liabilities of the Fund on such Valuation Date and by Employe, Elective Employer and Matching Employer Contributions with respect to the Accounting Period which includes such Valuation Date. The Trustee's determination of market value shall be conclusive.

     (a) Effective June 30, 1994, with the exception of the Detroit Edison Common Stock Fund, the total net assets of each Fund are calculated after the close of the exchanges each Valuation date by taking the closing market value of all securities owned by the Fund plus all other assets, such as cash, and subtracting all liabilities. The Trustee's determination of market value shall be conclusive.

     (b) Effective June 30, 1994, the value of the Detroit Edison Common Stock Fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash, accrued dividends, interest and other income) held by the Fund as determined by the Trustee, reduced by the amount of any accrued liabilities of the Fund on such Valuation Date. The Trustee's determination of market value shall be conclusive.

     SECTION 8.4. VALUATION OF ACCOUNTS. The value of a Participant's Account as of any Valuation Date shall be the aggregate of the values of the participating units of each Fund allocated to the Participant's Account as of such Valuation Date, determined as provided in this Article VIII.

     Effective June 30, 1994, the value of a Participant's Account as of any Valuation Date shall be the aggregate of the values of the participating units and shares of each Fund allocated to the Participant's Account as of such Valuation Date, determined as provided in this Article VIII.

                                  ARTICLE IX
                       MATURING OF PLAN YEARS - VESTING

     SECTION 9.1. MATURING OF PLAN YEARS. A Plan Year shall mature on January 1 of the fourth calendar year following such Plan Year. A Participant's interest in his or her Account attributable to Employe, Elective Employer and Matching Employer Contributions made during a Plan Year which has matured shall be deemed to have matured with respect to the Participant only if the Participant remains continuously employed with the Company or a Subsidiary, and effective December 31, 1994, an Affiliate, during the period beginning with the Participant's first Employe or Elective Employer Contribution during the matured Plan Year and ending on the December 31 immediately preceding the January 1 on which such Plan Year matures. A Participant shall not be considered to have interrupted his or her continuous service as a result of an approved leave of absence, or as a result of a termination of employment if the Participant returns to the employ of the Company or any Subsidiary, and effective December 31, 1994, any Affiliate, in the Plan Year of separation and is employed by the Company or a Subsidiary, and effective December 31, 1994, an Affiliate, at the end of such Plan Year. A Participant who is terminated from service for maternity or paternity reasons, shall not be considered to have interrupted his or her continuous service in the Plan Year of such termination, even though such Participant does not return to the employ of the Company or any Subsidiary, and effective December 31, 1994, an Affiliate, at the end of the Plan Year in which such termination occurred. For purposes of this Section 9.1, an absence from work for maternity or paternity reasons means an absence (1) by reason of pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, a Participant's Supplemental Elective Employer Contributions, Supplemental Employe Contributions and the earnings thereon shall be matured immediately upon contribution to the Plan and shall always be deemed to belong to a matured Plan Year. Notwithstanding the foregoing, a Participant's Supplemental Elective Employer Contributions, Supplemental Employe Contributions, effective March 1, 1995, Direct Rollover Contributions, and the earnings thereon shall be matured immediately upon contribution to the Plan and shall always be deemed to belong to a matured Plan Year.


     SECTION 9.2.  VESTING.

     (a) A Participant's Account attributable to Matching Employer Contributions shall vest as follows:

          (1) Each Participant with respect to whom a Plan Year matures shall have a 100% vested interest in his or her Account attributable to Matching Employer Contributions made on behalf of such Participant during such Plan Year.

          (2) Notwithstanding the foregoing, a Participant who is an Employe of the Employer on or after January 1, 1989, shall have a 100% vested interest in his or her account attributable to Matching Employer Contributions for all Plan Years after an Employe has a full five year period of service with the Employer or any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member. The period of time used to measure an Employe's period of service commences with an Employe's commencement date or reemployment commencement date and ends with an Employe's severance from service date.

               (i) An Employe's commencement date is the date on which an Employe first performs an hour service for which he or she is entitled to be paid by the Employer or any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member.

               (ii) An Employe's reemployment commencement date is the date on which an Employe first performs an hour of service for which he or she is entitled to be paid by the Employer or any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member after a period of severance not required to be taken into account under the elapsed time rules.

               (iii) An Employe's severance from service date is the earlier of (a) the date an Employe resigns, is discharged, retires or dies or (b) the first anniversary of the date on which the employe commenced Disability, leave of absence or layoff. The severance from service date of an Employe who is absent from service beyond the first anniversary of
the first day of absence   by reason of a maternity or paternity absence
described in Section 9.1 is the second anniversary of the first day of such absence.

          All periods of service, whether or not successive, must be aggregated to determine an Employe's period of service. If, however, an Employe's period of severance is less than twelve months and the period of severance commences as a result of the Employe's resignation, discharge or retirement, the Employe will be given credit for that period of time between the Employe's severance from service date and the date thereafter on which the Employe first performs an hour of service for the Employer or any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member for which he or she is entitled to be paid. If an Employe resigns, is discharged or retires during an existing absence from employment and then performs an hour of service for the Employer or any member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member for which he or she is entitled to be paid prior to the Employe's first anniversary of the date on which the absence commenced, the Employe will be given credit for that period of time between the date on which the Employe resigned, was discharged or retired and the first anniversary of the date on which his or her absence commenced. Periods of severance which constitute breaks in service may be disregarded for purposes of vesting under this Plan. The period between the first and second anniversaries of the first day of absence from work by reason of a maternity or paternity absence described in Section 9.1 is neither a period of service nor a period of severance. A break in service is based on a one-year period of severance. If an Employe incurs a one-year period of severance, all pre-break credited time may be disregarded (1) until the Employe completes a one-year post-break period of service or (2) forever if the Employe was not vested when the break in service occurred and his or her consecutive one-year periods of severance exceed the greater of five years or the aggregate number of years of service before the consecutive one-year periods of severance. A Leased Employe who becomes an Eligible Employe shall receive credit for all periods of service with the Employer for the time period during which the Eligible Employe was a Leased Employe or would have been a Leased Employe but for the failure to satisfy Section 414(n)(2)(B) of the Code.

          (3) If a Participant is eligible for Retirement, Incurs a Disability or dies, such Participant shall have a 100% vested interest in his or her Account attributable to Matching Employer Contributions for all Plan Years. Notwithstanding any provision of this Plan to the contrary, a Participant's interest in his or her Account attributable to Matching Employer Contributions for all Plan Years shall be nonforfeitable at age 65.

     (b) A Participant's interest in his or her Account attributable to Employe or Elective Employer Contributions for all

Plan Years shall be 100% vested. Effective March 1, 1995, a Participant's interest in his or her Account attributable to Employe Contributions, Elective Employer Contributions and Direct Rollover Contributions for all Plan Years shall be 100% vested.

                                  ARTICLE X
                        DISTRIBUTIONS AND WITHDRAWALS

     SECTION 10.1. DISTRIBUTION UPON RETIREMENT, DISABILITY OR DEATH. When a Participant terminates employment on account of Retirement at age 55 or older or Disability, the value of the Participant's Account shall be distributed to the Participant in a lump sum payment unless an election for annual payments has been made as provided for in Section 10.8(b), provided, however, a Participant may elect to defer receipt of such lump sum payment or annual payments to a specified date not later than his or her attainment of age
70-1/2.    When a Participant dies, the value of the Account shall be distributed to the Participant's beneficiary or, if none, to the Participant's estate in a lump sum payment. The value of such Participant's account under this Section 10.1 shall be determined as of the Valuation Date coinciding with or next preceding the date of distribution.

     Effective June 30, 1994, when a Participant terminates employment on account of Retirement at age 55 or older or Disability, the value of the Participant's Account shall be distributed to the Participant in a lump sum payment unless an election for annual or monthly payments has been made as provided for in Section 10.8(b), provided, however, a Participant may elect to defer receipt of such lump sum payment or annual or monthly payments to a specified date not later than his or her attainment of age 70-1/2. In addition, effective June 30, 1994, a Participant who terminates employment on account of Retirement at age 55 or older or Disability and who has elected to defer receipt of a lump sum payment may elect to take a partial distribution at any time during the deferral period. When a Participant dies, the value of the Account shall be distributed to the Participant's beneficiary or, if none, to the Participant's estate in a
lump sum payment.   The value of such Participant's account under this Section
10.1 shall be determined as of the Valuation Date coinciding with the date of distribution.

     SECTION 10.2. DISTRIBUTION UPON TERMINATION OF EMPLOYMENT. Upon termination of a Participant's employment with the Company or any Subsidiary, and effective December 31, 1994, any Affiliate, for a reason other than Retirement at age 55 or older, Disability or death, the vested portion of the Participant's Account, determined as of the Valuation Date coinciding with or next preceding the date of distribution, shall be distributed to the Participant in a lump sum payment. If the Participant dies after termination of employment but prior to distribution, the vested portion shall be paid to the Participant's beneficiary, or, if none, to the Participant's estate. The value of Non-Vested Amounts shall be forfeited and shall be applied thereafter to reduce subsequent Matching Employer Contributions. Any Participant who receives a distribution under this Section 10.2 shall be prohibited from contributing to the Plan for the period of 6 months following such distribution.

     Effective June 30, 1994, upon termination of a Participant's employment with the Company or any Affiliate for a reason other than Retirement at age 55 or older, Disability or death, the vested portion of the Participant's Account, determined as of the Valuation Date coinciding with the date of distribution, shall be distributed to the Participant in a lump sum payment. If the Participant dies after termination of employment but prior to distribution, the vested portion shall be paid to the Participant's beneficiary, or, if none, to the Participant's estate. The value of Non-Vested Amounts shall be forfeited and shall be applied thereafter to reduce subsequent Matching Employer Contributions. Any Participant who receives a distribution under this Section 10.2 shall be prohibited from contributing to the Plan for the period of 6 months following such distribution.

     SECTION 10.3. WITHDRAWAL OF EMPLOYE AND MATCHING EMPLOYER CONTRIBUTIONS DURING EMPLOYMENT.

     (a) A Participant may, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan all or part of the value of his or her combined Employe Contribution and Matching Employer Contribution Account with respect to any matured Plan Year(s); provided, however any such withdrawal shall be at least $500 and in $100 multiples in excess of that amount, unless such withdrawal is 100% of such Employe Contributions and Matching Employer Contributions. Each time a Participant makes more than one such withdrawal during any Plan Year, subsequent Employe, Elective Employer and Matching Employer Contributions shall be suspended for a three month period.

Effective June 30, 1994, once every six months a Participant may withdraw from the Plan all or part of the value of his or her combined Employe Contribution and Matching Employer Contribution Accounts with respect to any matured Plan Year(s); provided, however any such withdrawal shall be at least $500 and in $100 multiples in excess of that amount, unless such withdrawal is 100% of such Employe Contributions and Matching Employer Contributions.

     (b) A Participant who has withdrawn all of the value of Employe and Matching Employer Contributions from his or her Account with respect to Matured Plan Years pursuant to paragraph (a) may, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan 100%, and not less than 100% of the value of his or her Basic Employe Contributions with respect to all Plan Years which have not matured. If a Participant makes such a withdrawal, Employe, Elective Employer and Matching Employer Contributions with respect to such Participant shall be suspended for a period of six (6) months, and the Participant shall forfeit the value of any Non-Vested Amounts.

     Effective June 30, 1994, a Participant who has withdrawn all of the value of Employe and Matching Employer Contributions from his or her Account with respect to Matured Plan Years pursuant to paragraph (a) may withdraw from the Plan 100%, and not less than 100% of the value of his or her Employe Contributions with respect to all Plan Years which have not matured. If a Participant makes such a withdrawal, Employe, Elective Employer and Matching Employer

Contributions with respect to such Participant shall be suspended for a period of six (6) months, and the Participant shall forfeit the value of any Non-Vested Amounts.

     (c) Any suspension resulting from a withdrawal under this Section 10.3 shall run concurrently with any other suspension resulting from a withdrawal under this Section 10.3 or Section 10.4.

     (d) Any withdrawal made by a Participant pursuant to paragraph (a) of this Section 10.3 shall be made pro rata from the portion of each Fund in which the value of the Participant's Employe Contributions for matured years and
Matching Employer Contributions for matured years is invested.   For record
keeping and tax purposes, such withdrawals shall be deemed to have been made in the following order:

          (1) Pre-1987 contributions to the Participant's Employe Contribution Account;

          (2) Basic Employe Contributions to the Participant's Employe Contribution Account remaining in matured Plan Years;

          (3)  Supplemental Employe Contributions;

          (4) The withdrawable portion of the Participant's Matching Employer Contribution Account;

          (5) Basic Employe Contributions to the Participant's Employe Contribution Account for non-matured Plan Years.

     (e) The amount of a withdrawal made by a Participant pursuant to preceding paragraphs (a) or (b) of this Section 10.3 shall be determined as of the Valuation Date coinciding with or immediately preceding, or effective June 30, 1994, coinciding with, the date such distribution is made.

     SECTION 10.4. WITHDRAWAL OF ELECTIVE EMPLOYER CONTRIBUTIONS AFTER ATTAINING AGE 59-1/2.

     (a) A Participant may, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan all or part of the value of his or her Account representing Elective Employer Contributions for matured Plan Year(s) after attaining the age of 59-1/2; provided, however, that any such withdrawal shall be at least $500 and in $100 multiples, unless such withdrawal is 100% of the value of such Elective Employer Contributions. Each time a Participant makes more than one such withdrawal during any Plan Year, subsequent Employe, Elective Employer and Matching Employer Contributions shall be suspended for a three month period.

     Effective June 30, 1994, once every six months a Participant may withdraw from the Plan all or part of the value of his or her Account representing Elective Employer Contributions for matured Plan Year(s) and Direct Rollover Contributions after attaining the age of 59-1/2; provided, however, that any such withdrawal shall be at least $500 and in $100 multiples, unless such withdrawal is 100% of the value of such Elective Employer Contributions and Direct Rollover Contributions.

     (b) A Participant who has attained age 59-1/2 and who has withdrawn all of the value from his or her Account with respect to matured Plan Years pursuant to paragraph (a) of this Section 10.4 may, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan 100% and not less than 100% of the value of his or her Basic Elective Employer Contributions with respect to all Plan Years which have not matured. If a Participant makes such a withdrawal, Employe, Elective Employer and Matching Employer Contributions with respect to such Participant shall be suspended for a period of six (6) months, and the Participant shall forfeit the value of any Non-Vested Amounts.

     (b) Effective June 30, 1994, a Participant who has attained age 59-1/2 and who has withdrawn all of the value from his or her Account with respect to matured Plan Years pursuant to paragraph (a) of this Section 10.4 may withdraw from the Plan 100% and not less than 100% of the value of his or her Elective Employer Contributions with respect to all Plan Years which have not matured. If a Participant makes such a withdrawal, Employe, Elective Employer and Matching Employer Contributions with respect to such Participant shall be suspended for a period of six (6) months, and the Participant shall forfeit the value of any Non-Vested Amounts.

     (c) Any suspension resulting from a withdrawal under this Section 10.4 shall run concurrently with any other suspension resulting from a withdrawal under Section 10.3 or this Section 10.4.

     (d) Any withdrawal made by a Participant pursuant to paragraph (a) of this Section 10.4 shall be made pro rata from the portion of each Fund in which the value of the Participant's Elective Employer Contributions for matured years is invested. For record keeping and tax purposes, such withdrawals shall be deemed to have been made in the following order:

          (1) Pre-1987 contributions to the Participant's Employe Contribution Account;

          (2) Basic Employe Contributions to the Participant's Employe Contribution Account remaining in matured Plan Years;

          (3)  Supplemental Employe Contributions;

          (4)  Effective March 1, 1995, Direct Rollover Contributions;

          (5) The withdrawable portion of the Participant's Matching Employer Contribution Account;

          (6)  Supplemental Elective Employer Contributions;

          (7) Basic Elective Employer Contributions to the Participant's Elective Employer Contribution Account remaining in matured Plan Years;

          (8) Basic Employe Contributions and Basic Elective Employer Contributions to the Participant's Employe Contribution Account and Elective Employer Contribution Account for non-matured Plan Years.

     (e) The amount of a withdrawal made by a Participant pursuant to preceding paragraphs (a) or (b) of this Section 10.4 shall be determined as of the Valuation Date immediately preceding, or, effective June 30, 1994, coinciding with, the date such distribution is made.

     SECTION 10.5.  WITHDRAWAL OF ELECTIVE EMPLOYER CONTRIBUTIONS DUE TO
HARDSHIP.

     (a) Subject to subsection (b), a Participant who has not yet attained age 59-1/2 may in the event of hardship, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan all or part of the value of his or her Account representing Elective Employer Contributions for matured Plan Year(s); provided, however, that the hardship constitutes an immediate and heavy financial need of the Participant; and provided further, that any such withdrawal shall not exceed the amount necessary to satisfy the hardship. No withdrawal under this paragraph (a) will be allowed until such time as the Committee has determined that a hardship pursuant to Section 401(k) of the Code exists. The Participant may be required to provide such information as the Committee may require to determine whether such hardship exists, including, but not limited to, a showing that the needed funds are not reasonably available from other resources of the Participant.

     (a) Effective June 30, 1994, subject to subsection (b), a Participant who has not yet attained age 59-1/2 may in the event of hardship withdraw from the Plan all or part of the value of his or her Account representing Elective Employer Contributions for matured Plan Year(s); provided, however, that the hardship constitutes an immediate and heavy financial need of the Participant; and provided further, that any such withdrawal shall not exceed the amount necessary to satisfy the hardship. No withdrawal under this paragraph (a) will be allowed until such time as the Committee has determined that a hardship pursuant to Section 401(k) of the Code exists. The Participant may be required to provide such information as the Committee may require to determine whether such hardship exists, including, but not limited to, a showing that the needed funds are not reasonably available from other resources of the Participant.

     (b) Effective January 1, 1989, a Participant who has not yet attained age 59 1/2 may, in the event of hardship, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan all or part of the value of his or her Account representing Elective Employer Contributions (and the income allocated thereto as of December 31, 1988) for matured Plan Year(s); provided, however, that the hardship constitutes an immediate and heavy financial need of the Participant and the Participant does not have any other resources reasonably available to meet the need. A Participant is deemed to have an immediate and heavy financial need only if he or she needs money for :
(1) medical expenses for the Participant, his or her spouse or dependents; (2) the purchase expenses (excluding mortgage payments) of a principal residence for the Participant; (3) post-secondary education tuition payments for the Participant, his or her spouse or dependents; or (4) payment of the debts which must be satisfied to prevent eviction from or foreclosure on the mortgage of the principal residence of the Participant. A Participant is deemed to have no other resources reasonably available to his or her immediate and heavy financial need if: (1) the Participant has obtained all distributions and nontaxable loans available to him or her under all of the Employer's qualified and non-qualified compensation or retirement plans; and (2) the hardship withdrawal does not exceed the amount of the immediate and heavy financial need.

     (b) Effective June 30, 1994, a Participant who has not yet attained age 59 1/2 may, in the event of hardship, withdraw from the Plan all or part of the value of his or her Account representing Elective Employer Contributions (and the income allocated thereto as of December 31, 1988) for matured Plan Year(s); provided, however, that the hardship constitutes an immediate and heavy financial need of the Participant and the Participant does not have any other resources reasonably available to meet the need. A Participant is deemed to have an immediate and heavy financial need only if he or she needs money for : (1) medical expenses for the Participant, his or her spouse or dependents; (2) the purchase expenses (excluding mortgage payments) of a principal residence for the Participant; (3) post-secondary education tuition payments for the Participant, his or her spouse or dependents; or (4) payment of the debts which must be satisfied to prevent eviction from or foreclosure on the mortgage of the principal residence of the Participant. A Participant is deemed to have no other resources reasonably available to his or her immediate and heavy financial need if: (1) the Participant has obtained all distributions and nontaxable loans available to him or her under all of the Employer's qualified and non-qualified compensation or retirement plans; and (2) the hardship withdrawal does not exceed the amount of the immediate and heavy financial need.

     (c) Subject to subsection (d), a Participant who has not yet attained age 59-1/2 and who has withdrawn all of the value from his or her Account representing Elective Employer Contributions for matured Plan Years may, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan all or a portion of the value of his or her Elective Employer Contributions with respect to Plan Years which have not matured if such withdrawal is necessary as a result of the existence of a hardship as determined by the Committee.

     (c) Effective June 30, 1994, subject to subsection (d), a Participant who has not yet attained age 59-1/2 and who has withdrawn all of the value from his or her Account representing Elective Employer Contributions for matured Plan Years may, withdraw from the Plan all or a portion of the value of his or her Elective Employer Contributions with respect to Plan Years which have not matured if such withdrawal is necessary as a result of the existence of a hardship as determined by the Committee.

     (d) Effective January 1, 1989, a Participant who has not yet attained age 59-1/2 and who has withdrawn all of the value from his or her Account representing Elective Employer Contributions (and the income allocated thereto as of December 31, 1988) for matured Plan Years may, by written request to Pay Roll on the form prescribed by the Committee, withdraw from the Plan all or a portion of the value of his or her Elective Employer Contributions with respect to Plan Years which have not matured if such withdrawal is necessary as a result of the existence of a hardship as determined by the Committee pursuant to Section 10.5(b).

     (d) Effective June 30, 1994, a Participant who has not yet attained age 59-1/2 and who has withdrawn all of the value from his or her Account representing Elective Employer Contributions (and the income allocated thereto as of December 31, 1988) for matured Plan Years may, withdraw from the Plan all or a portion of the value of his or her Elective Employer Contributions with respect to Plan Years which have not matured if such withdrawal is necessary as a result of the existence of a hardship as determined by the Committee pursuant to Section 10.5(b).

     (e) Any withdrawal made by a Participant pursuant to paragraph (c) or (d) of this Section 10.5 shall be made pro rata from the portion of each Fund in which the value of the Participant's Elective Employer Contributions for matured years is invested.

          Any withdrawal made by a Participant pursuant to paragraph (c) or (d) of this Section 10.5 shall be made in the following order:

          (i)       the current Class Year;
          (ii)      the first prior completed Class Year;
          (iii)     the second prior completed Class Year;
          (iv)      the third prior completed Class Year.

Any such withdrawal shall be made pro rata from the portion of each Fund in which the value of the Participant's Elective Employer Contributions for the applicable Class Year(s) is invested.

     (f) The amount of a withdrawal made by a Participant pursuant to preceding paragraphs (a), (b), (c) or (d) of this Section 10.5 shall be determined as of the Valuation Date immediately preceding the date such distribution is made.

     (f) Effective June 30, 1994, the amount of a withdrawal made by a Participant pursuant to preceding paragraphs (a), (b), (c) or (d) of this
Section 10.5 shall be determined as of the Valuation Date coincident with the date such distribution is made.

     (g) Notwithstanding the foregoing, effective January 1, 1989, if a Participant makes a hardship withdrawal under Sections 10.5(b) or (d), Employe, Elective Employer and Matching Employer Contributions with respect to such Participant under this Plan and any other contributions by the Participant under any other qualified or non-qualified deferred compensation plans maintained by the Employer shall be suspended for a period of twelve (12) months. In addition, the total of the Participant's Elective Employer Contributions under this Plan and any other tax deferred contributions made to any other qualified plans in which the Participant participates during the calendar year immediately subsequent to the calendar year of the receipt of the hardship distribution shall not exceed the amount by which the limit on Elective Employer Contributions for the calendar year immediately subsequent to the calendar year of the hardship distribution set forth in Section 4.2 exceeds the Participant's Elective Employer Contributions and all other tax deferred contributions made to any other qualified plans in which the Participant participates for the calendar year during which he or she received the hardship distribution.

     SECTION 10.5.5. DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTION. Effective January 1, 1993, a Distributee may elect to have all or a portion, if such portion equals at least $200, of any Eligible Rollover Distribution received on or after January 1, 1993 paid to an Eligible Retirement Plan in the form of a Direct Rollover by giving written notice of such election to Payroll, and effective June 30, 1994, to Benefit Plan Administration which specifies the Eligible Retirement Plan on a form provided for such purpose within the time limits prescribed on such form. The Distributee may not divide an Eligible Rollover Distribution into separate distributions to be paid to two or more Eligible Retirement Plans as Direct Rollovers. A Distributee who requests a distribution but fails to submit the requisite written notice of a Direct Rollover Election to Payroll, and effective June 30, 1994, to Benefit Plan Administration on the form prescribed for such purposes will be deemed to have chosen not to make a Direct Rollover.

     SECTION 10.6.  RESTORATION.  Notwithstanding the provisions of Sections
10.2 and 10.3 relating to the forfeiture of Non-Vested Amounts in a Participant's Account, the amounts forfeited shall subsequently be restored to the Participant's Account, through Matching Employer Contributions, if such Employe makes an Employe Contribution in a lump sum payment in cash to the Trustee in an amount equal to the amount of cash plus the value on the date of withdrawal or distribution of Detroit Edison Common Stock, if any, which such Employe received in the withdrawal or distribution which resulted in the forfeiture. This Section 10.6 shall apply in the case of a forfeiture pursuant to Sections 10.2 and 10.3, if the Employe makes such payment to the Trustee at the time the Employe is an Eligible Employe, and such payment is made by the earlier of (a) five years from the date of withdrawal, (b) two years from the date of reemployment if such Employe terminates employment following withdrawal, (c) death, or (d) in the case of a Participant whose employment covered by the Plan is terminated and who is not an Employe of the Company or a Subsidiary, and effective December 31, 1994, an Affiliate, on the last day of each five consecutive Plan Years ending after the effective date of the distribution, the end of such fifth Plan Year. Notwithstanding the foregoing, a Participant who terminates employment shall lose his or her right to restore amounts forfeited as a result of a withdrawal under Section 10.3 or a distribution under Section 10.2 if there is a period of five consecutive Plan Years, beginning with the Plan Year in which the Participant separates from service, during which the Participant is not employed on the last day of each such Plan Year. Effective August 23, 1988, this Section 10.6 shall apply in the case of a forfeiture pursuant to
Section 10.2 if the Employe makes such payment to the Trustee at the time the Employe is an Eligible Employe, and such payment is made by the earlier of (a) five years after the first day that the employe is subsequently reemployed by the Company, or (b) the close of the first period of five consecutive one year breaks in service commencing after the withdrawal. Effective August 23, 1988, this Section 10.6 shall apply in the case of a forfeiture pursuant to Section
10.3 if the Employe makes such payment to the Trustee at the time the Employe is an Eligible Employe, and such payment is made by the period which ends five years after the date of the withdrawal. If, however, a reemployed Eligible Employe's account balance was not withdrawn or distributed prior to his or her reemployment by the Company, the amounts forfeited shall automatically be restored. For purposes of this Section 10.6, any Plan Year in which a Participant is absent from work on the last day of the Plan Year by reason of a maternity or paternity absence, as defined under Section 9.1, shall be disregarded.

     Such repaid amounts shall be invested according to the Employe's investment direction, and the number of units and, effective June 30, 1994, units and shares credited to the Participant's Account shall be based on the value of the units and effective June 30, 1994, units and shares, representing each type of investment as of the end of the month in which such repayment is made. Except for the units and, effective June 30, 1994, units and shares credited from the restoration of forfeited amounts and from the portion of the repaid amounts attributable to units and, effective June 30, 1994, units and shares, credited to the Employe's Account during the Plan Year of the withdrawal or distribution and each of the three preceding Plan Years, such units and, effective June 30, 1994, units and shares, shall be credited with respect to the Plan Years, prior to the three Plan Years preceding the Plan Year of withdrawal or distribution, for which units and, effective June 30, 1994, units and shares, were credited to the Employe's Account immediately before the withdrawal or distribution which resulted in the forfeiture. For purposes of the preceding sentence, the value of the units and, effective June 30, 1994, units and shares, credited with respect to each Plan Year shall equal the value, at the time of the withdrawal or distribution, of the units and, effective June 30, 1994, units and shares, credited to such Plan Year which were withdrawn or distributed. Units and, effective June 30, 1994, units and shares, credited from the restoration of forfeited amounts and from the portion of the repaid amounts attributable to units and, effective June 30, 1994, units and shares, credited to the Employe's Account during the Plan Year of withdrawal or distribution and each of the three preceding Plan years shall be credited with respect to the Plan Year in which repayment is made and the preceding three Plan Years. The units and, effective June 30, 1994, units and shares, credited with respect to the Plan Year in which repayment is made shall equal the value, at the time of withdrawal or distribution, of the units, and effective June 30, 1994, units and shares, credited with respect to the Plan Year of withdrawal or distribution. The units and, effective June 30, 1994, units and shares, credited with respect to each of the three Plan Years preceding the Plan Year of repayment shall equal the value, at the time of withdrawal or distribution, of the units and, effective June 30, 1994, units and shares, credited with respect to each of the three Plan Years, respectively, preceding the Plan Year of withdrawal or distribution.

     SECTION 10.7.  SUSPENSION OF PARTICIPATION AND TRANSFER OF EMPLOYMENT.

     (a) If a Participant shall, prior to termination of his or her employment, cease to be an Eligible Employe for any reason, the Participant's Employe, Elective Employer or Matching Employe

Contributions shall be suspended during the period of ineligibility. Distribution of such Participant's Account shall be deferred until termination of employment with the Employer, whereupon the Participant's Account shall be distributed in accordance with the applicable provisions of this Article X. Such a Participant shall continue to be deemed a Participant in the Plan for all purposes other than for Article IV and Article V during such period of ineligibility.

     (b) A transfer of employment from the Company or a Participating Subsidiary to a nonparticipating Subsidiary shall not be considered a termination of employment.

     (b) Effective December 31, 1994, a transfer of employment from the Company or a Participating Affiliate to a nonparticipating Affiliate shall not be considered a termination of employment.

     SECTION 10.8.  FORM OF DISTRIBUTIONS.

     (a) All distributions from the Plan shall be made in United States dollars by check except that a Participant may elect to have whole shares of Detroit Edison Common Stock held for the Participant's Detroit Edison Common Stock Fund distributed in shares of Detroit Edison Common Stock. The value of any fractional shares shall be paid in United States dollars by check.

     Effective January 1, 1993, if a Distributee elects to have all or part of an Eligible Rollover Distribution distributed to an

Eligible Retirement Plan in the form of a Direct Rollover, the check or whole shares of Detroit Edison Common Stock will be issued in the name of the trustee (or if there is no trustee, in the name of the plan custodian or issuer of the contract under the plan) of the Eligible Retirement Plan, and if the Distributee's name is not included in the name of the Eligible Retirement Plan, the check will further indicate that it is for the benefit of the Distributee. The Distributee must deliver the check or whole shares of Detroit Edison Common Stock to the Eligible Retirement Plan.

     (b) In the case of a distribution made on account of a Participant's Retirement at age 55 or older, or Disability, a Participant may elect to, or in the case of a Participant who attains the age of 70-1/2, the Participant must commence to, have his or her Account distributed only in annual, or effective June 30, 1994, monthly, payments in United States dollars by check by the Trustee in amounts as nearly equal as possible over a period not exceeding the life expectancy of the Participant. Each payment shall be an amount equal to the Participant's Account as of the applicable Valuation Date divided by the number of payments remaining. No such election shall be available to a Participant unless, based on the Valuation Date coinciding with or next preceding his or her election to receive distribution in annual payments, the Participant would be entitled to receive a first annual payment of $1,000 or more. If a Participant dies prior to complete distribution of his or her Account pursuant to this paragraph (b), the value of the Participant's Account shall be distributed in a lump sum payment to the Participant's beneficiary, or if none, to the Participant's estate. The amount so distributed after a Participant's death shall be the remaining value of the Participant's Account determined as of the Valuation Date coinciding with or next following the date of the Participant's death.

     (c) Any election by a Participant under paragraph (b) above with respect to the form of distribution from the Plan shall be made by the Participant prior to his or her Retirement at age 55 or older, or Disability, or within 60 days thereafter and shall be irrevocable, except as provided in paragraph (d) of this Section 10.8. If no election is made under paragraph (b) above, distribution shall be made to the Participant in the form of a lump sum.

     (d) After the commencement of a distribution in annual, or effective June 30, 1994 monthly, payments of United States dollars by check pursuant to paragraph (b) above, or after making an election to defer receipt of any distribution pursuant to Section 10.1, a Participant may request a final lump sum distribution of the remaining value of the Participant's Account determined as of the Valuation Date coinciding with or next preceding the date of such distribution provided the Participant files a written request therefor with the Committee.

     (e) A distribution made to a Participant under paragraph (b) above shall be made in such manner that the present value of the





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

payments to be made to the Participant is more than 50% of the present value of the total payments to be made to the Participant and any beneficiaries.

     SECTION 10.9.  TIME OF DISTRIBUTIONS.

     (a) All distributions from the Plan shall commence as soon as practicable, and in any event no later than 60 days after the close of the Plan Year in which the Participant terminates employment with the Company and any Subsidiary, and effective December 31, 1994, any Affiliate, in the case of distributions under Sections 10.1 and 10.2 or after the Participant elects to withdraw funds from the Plan in the case of distributions under Section 10.3,
10.4 and/or 10.5, and not later than April 1 following the end of the calendar year in which a Participant attains the age of 70-1/2 in the case of distributions under this Section 10.9, provided, however, that in the case of a distribution under Section 10.1, a Participant may elect to defer the time of such distribution.

     (b) In the case of a distribution under paragraph (b) of Section 10.8, the initial payment shall be made at a time determined in accordance with paragraph (a) of this Section 10.9. In the case of annual distributions, the remaining annual payments shall be made in successive calendar years on such date each year as shall be determined by the Committee, subject to the provisions of said paragraph (b) in the case of the Participant's death or a request for final lump sum distribution pursuant to paragraph (d) of Section
10.8. Effective June 30, 1994, in the case of annual or monthly distributions, the remaining annual or monthly payments shall be made in successive calendar years or months, as applicable, on such date or dates each year as shall be determined by the Committee, subject to the provisions of said paragraph (b) in the case of the Participant's death or a request for final lump sum distribution pursuant to paragraph (d) of Section 10.8.

     (c)  Notwithstanding the provisions of paragraph (a) and (b) of this
Section 10.9, all distributions from the Plan will commence no later than April 1 following the end of the calendar year in which the Participant attains age 70-1/2 or in which he terminates employment, whichever is later; or, in the case of a 5% owner within the meaning of Code Section 416 and, effective January 1, 1989, in the case of a Participant who attains age 70-1/2 on or after January 1, 1988, not later than April 1 following the end of the calendar year in which he attains age 70-1/2.

     (d) Any distribution made to a Participant (excluding distributions to an alternate payee pursuant to a qualified domestic relations order as defined in ERISA Section 206(d)(3)(B) and distributions to the Participant to the extent that they do not exceed the deduction allowable to the Participant under Code
Section 213 for amounts paid during the year for medical care) prior to his or her attainment of age 59-1/2, for any reason other than his or her death or disability as defined in Code Section 72(m)(7), or separation from service after the attainment of age 55, shall be subject to the 10% penalty tax of Code
Section 72(t).

     (e) If a Participant terminates for reasons other than Retirement, Disability or death and the value of the vested portion of his or her Account exceeds $3,500, the Participant must voluntarily consent to a distribution by completing the Request for Distribution Form provided by Pay Roll, or effective June 30, 1994, by Benefit Plan Administration. Effective June 30, 1994, if the value of the vested portion of a Participant's Account exceeds $3,500, the Participant must voluntarily consent to a distribution. If such Participant refuses to consent, a lump sum distribution shall be made to the Participant upon his or her attainment of age 65.

     SECTION 10.10. INABILITY TO LOCATE PAYEE. The then current value of the Account of a Participant or beneficiary under the Plan shall be forfeited if the Company, within 5 years from the date of termination of employment, is unable to locate the Participant or beneficiary to whom payment is due. The amount of any such forfeited benefit shall be applied to reduce the amount of Matching Employer Contributions as provided in Section 5.3. However, any such forfeited benefit shall be reinstated and become payable if a claim therefor is made by such Participant or beneficiary.

     SECTION 10.11. DOMESTIC ORDERS. The Committee shall establish rules and regulations to determine the qualified status of any domestic relations order relating to a Participant in the Plan and to administer the payment of benefits pursuant to any such qualified domestic relations order, all in accordance with applicable Federal law and rules and regulations pursuant thereto.

The provisions of any timely qualified domestic relations order with respect to payment of a benefit shall supersede any and all other provisions of this
Article X of the Plan with respect to distributions or payments to an affected Participant and/or such Participant's other beneficiaries to the extent provided in such qualified domestic relations order; provided, however, that in no event shall a qualified domestic relations order be construed to require (a) the Plan to provide any type or form of benefit or optional form of benefit not otherwise provided under the Plan, (b) the Plan to provide increased benefits, determined on the basis of actuarial value, or (c) the payment of benefits to a payee which are required to be paid to another payee under another domestic relations order previously determined to be a qualified domestic relations order. Notwithstanding anything herein to the contrary, however, distributions to an alternate payee may commence at the time determined pursuant to the order without regard to whether benefits would otherwise be payable at that time; provided, however, that benefits shall commence upon the death of the Participant or, if later, upon the Participant's attainment of age 65.

                                  ARTICLE XI
                     LIMITATIONS AND TOP HEAVY PROVISIONS

     SECTION 11.1. LIMITS. This Section 11.1 is included in the Plan solely to place limitations on benefits and contributions which are required by Code
Section 415 and U.S. Treasury Department Regulations thereunder. Compensation under this Section 11.1 shall mean Total Compensation less any Elective Employer Contributions.

     The maximum permissible amount of "Annual Additions" credited to any Participant's Account for any one Plan Year may not exceed the lesser of (1) $30,000 or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A)) adjusted automatically for increases in the cost of living pursuant to Section 415(d) of the Code and the regulations thereunder, or (2) 25% of the Participant's compensation for the Plan Year. "Annual Additions" means the sum of (1) any Elective Employer Contributions, (2) any Employe Contributions, (3) any Matching Employer Contributions, (4) any excess Elective Employer Contributions, even if corrected pursuant to Section 4.6 of this Plan,
(5) any excess Employe Contributions and excess Matching Employer Contributions even if corrected pursuant to Section 4.6 of this Plan and (6) forfeitures, if any. The amount of the Annual Additions which may be credited to any Participant's Account as of any Valuation Date shall not exceed this maximum permissible amount (based upon his or her compensation up to such Valuation
Date) reduced by the sum of any credits of Annual Additions made to the Participant's Account as of any preceding Valuation Date within the

Plan Year. If contributions on behalf of a Participant are to be reduced as a result of this Section 11.1, such reduction shall be effected by proportionately reducing Employe Contributions and any Elective Employer Contributions to be contributed on behalf of such Participant.

     For purposes of applying this Section 11.1, all other qualified "defined contributions plans" as defined in the Code (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of the Plan. "Company," as used in this Section 11.1, means any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code as modified by Section 415(h)) which includes The Detroit Edison Company or any trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code as modified by Section 415(h)) with The Detroit Edison Company.

     If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation, or other facts and circumstances specified by the Commissioner of Internal Revenue in accordance with U.S. Treasury Department Regulation 1.415-6(b)(6), amounts credited as Annual Additions to a Participant's Account would cause the limitations of this
Section 11.1 to be exceeded, the excess amounts shall be treated as follows:
(1) Excess amounts in the Participant's Account consisting of Employe Contributions and any increment attributable thereto shall be paid to the Participant as soon as administratively feasible, (2) Excess amounts in the Participant's Account consisting of Elective Employer Contributions and any increment attributable thereto shall be paid to the Participant as soon as administratively feasible, (3) Excess amounts in the Participant's Account consisting of Matching Employer Contributions and forfeitures shall be used to reduce Matching Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. However, if that Participant is not covered by the Plan as of the end of the Plan Year, then the excess amounts consisting of Matching Employer Contributions and forfeitures must be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Plan Year, other than the first Plan Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of this Section 11.1) before any Matching Employer Contributions, Elective Employer Contributions and Employe Contributions which would constitute Annual Additions may be made to the Plan for that Plan Year. Furthermore, these excess amounts consisting of Matching Employer Contributions and forfeitures must be used to reduce Matching Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the remaining Participants in the Plan. Excess amounts consisting of Matching Employer Contributions and forfeitures may not be distributed to Participants or former Participants. In the event of termination of the Plan, the suspense account described in this paragraph shall revert to the Company to the extent it may not then be allocated to any Participant's Account.

     For any Participant who at any time participates in the Employes' Retirement Plan of the Detroit Edison Company or any other defined benefit plan maintained by the Company, the rate of benefit accrual by such Participant in each defined benefit plan in which the Participant participates during the Plan Year will be reduced to the extent necessary to prevent the sum of the following two fractions, computed as of the close of the Plan Year, from exceeding 1.0:

     (a) The fraction obtained by dividing the Participant's projected annual benefit (determined as of the close of the Plan Year) under the Employes' Retirement Plan of the Company and all other defined benefit plans by the lesser of: (1) 1.25 multiplied by $90,000 or the maximum dollar limit in effect for such year under Section 415(b)(1)(A), or (2) 1.4 multiplied by 100% of the average annual compensation for the three consecutive highest paid years; and

     (b) The fraction obtained by dividing the sum of Annual Additions to such Participant's Account as of the close of the Plan Year and for all prior Plan Years by the sum of the lesser of the following amounts determined for such year and for each prior year of service with the
          Employer: (1) 1.25 multiplied by $30,000 or maximum dollar limit in effect for such year under Section 415(b)(1)(A), or (2) 1.4 multiplied by 25% of compensation for such year.

For any Participant who was a Participant as of January 1, 1987, such Participant's accrued benefit shall be no less than the Participant's accrued benefit as of December 31, 1986. For purposes of this paragraph, the annual addition for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat all employe contributions as annual additions.

Solely for purposes of determining these fractions, the following definitions and rules shall apply:

     (1) The Employes' Retirement Plan of the Company and all other qualified "defined benefit plans" as defined in the Code (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one defined benefit plan and all other qualified "defined contribution plans" as defined in the Code (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

     (2) "Annual benefit" means a benefit which is payable annually in the form of a straight life annuity under a defined benefit plan.

     (3) Where a qualified defined benefit plan provides a retirement benefit in any form other than a straight life annuity, a defined benefit plan annual benefit shall be adjusted to a straight life annuity beginning at the same age which is the actuarial equivalent of such benefit in accordance with rules determined by the Commissioner of Internal Revenue. However, the following three values shall not be taken into account in determining the value of a straight life annuity:

          (A) the value of a qualified joint and survivor annuity provided by a defined benefit plan to the extent that such value exceeds the sum of the value of a straight life annuity beginning on the same date and the value of any post-retirement death benefits which would be payable even if the annuity was not in the form of a joint and survivor annuity,

          (B) the value of benefits that are not directly related to retirement benefits (such as pre-retirement disability and death benefits and post-retirement medical benefits),

          (C) the value of benefits provided by a defined benefit plan which reflect post-retirement cost of living increases to the extent that such increases are in accordance with Code section 415(d) and the regulations thereunder.

     (4) If the retirement allowance of a Participant under a defined benefit plan commences before the Participant's "social security retirement age" (which shall mean the age used as the retirement age for the Participant under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(1)(2) of such Act were 62), the defined benefit dollar limitation under Section 415(b)(1)(A) of the Code shall be adjusted so that it is the actuarial equivalent of the defined benefit dollar limitation under Section 415(b)(1)(A) of the Code, multiplied by the "adjustment factor" beginning at the social security retirement age. The adjustment provided for in the preceding sentence shall be
made in such manner as the Secretary   of the Treasury may prescribe which is
consistent with the reduction for old-age insurance benefits commencing before the social security retirement age under the Social Security Retirement Act.
If the retirement allowance of a Participant commences after the Participant's social security retirement age, the defined benefit dollar limitation under
Section 415(b)(1)(A) of the Code shall be adjusted so that it is the actuarial equivalent of the defined benefit dollar limitation under Section 415(b)(1)(A) of the Code beginning at the social security retirement age. To determine actuarial equivalence, the interest rate assumption used is the lesser of any interest rate assumption otherwise provided under the Plan or five percent (5%).

     (5) If a Participant has completed less than 10 years of participation in the Plan, the Participant's accrued benefit under the Plan shall not exceed the limitation described in Section 415(b)(1)(A) of the Code, as adjusted by multiplying such amount by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the Plan and the denominator of which is 10, and if a Participant has completed less than 10 years of service with the Company, and any "affiliated employer" (which shall mean a corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; a trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code with the Company; an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in
Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under
Section 414(o) of the Code), the limitations described in Sections 415(b)(1)(B) and 415(b)(4) and 415(e) of the Code shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's number of years (or part thereof) of service with the Company and the denominator of which is 10; provided, however, that in no event shall the foregoing reduce the limitations provided under Sections 415(b)(1) and 415(b)(4) of the Code to an amount less than one-tenth of the applicable limitation as determined without regard to the foregoing; and provided further, however, that to the extent provided by the Secretary of the Treasury, the foregoing shall be applied separately with respect to each change in the benefit structure of the Plan.

     (6) "Projected annual benefit" means the annual benefit to which a Participant would be entitled under a defined benefit plan on the assumptions that he or she continues employment until the normal retirement age (or current age, if that is later) thereunder, that his or her compensation continues at the same rate as in effect for the Plan Year under consideration until such age, and that all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Plan Year for all future Plan Years.





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


     SECTION 11.2. TOP-HEAVY PROVISIONS. This Section 11.2 is included in the Plan to comply with Section 416 of the Code. Except as otherwise provided, the following provisions shall apply in any Plan Year beginning after 1983 in which the Plan is determined to be a Top-Heavy Plan.

     (a) The Plan will be considered a Top-Heavy Plan for a Plan Year if, as of the last day of the preceding Plan Year, (i) the value of the Accounts (but not including any allocations to be made as of such last day of such Plan Year except contributions actually made on or before that date and allocated pursuant to Article VIII) of Participants who are Key Employes (as defined in
Section 416(i) of the Code) exceeds 60% of the value of the Accounts (but not including any allocations to be made as of such last day of such Plan Year except contributions actually made on or before that date and allocated pursuant to Article VIII) of all Participants (the "60% test"), or (ii) the Plan is part of a required aggregation group (as defined under this Section 11.2) and the required aggregation group is top-heavy. Solely for purposes of determining if the Plan, or any other plan included in any required aggregation group of which the Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the accrued benefit of an employe other than a key employe shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any "affiliated employers" or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the





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

fractional accrual rate of Section 411(b)(1)(C) of the Code. However, notwithstanding the results of the 60% test, the Plan shall not be considered to be a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (as defined under this Section 11.2) which is not top-heavy.

          The term "required aggregation group" shall mean (1) each qualified plan of the Employer in which at least one Key Employe participates, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code. The term "permissive aggregation group" shall mean the required aggregation group of plans plus any other qualified plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          For purposes of making the 60% test for any Plan Year, the value of a Participant's Account shall be increased by the distributions made with respect to such Participant during the five (5) year period ending on the last day of such Plan Year. The account balance of a former Participant who has not performed services for the Employer over the five (5) year period ending on the last day of such Plan year, shall be disregarded.

     (b) Matching Employer Contributions for such Plan Year for each Participant or Eligible Employe who (1) is not a Key Employe and (2) is employed by the Employer on the last day of such Plan

Year, shall be not less than five percent of such participant's or Eligible Employe's compensation (as defined under Section 11.1 of this Plan). Matching Employer Contributions under this paragraph (b) shall be made even though, under other Plan provisions, the Participant or Eligible Employe would not otherwise be entitled to a Matching Employer Contribution because of the Participant's or Eligible Employe's failure to make Employe Contributions or Elective Employer Contributions. Matching Employer Contributions under this paragraph (b) may not be forfeited due to a withdrawal of Employe Contributions or Elective Employer Contributions.

     (c) Notwithstanding the vesting requirements under Article IX, for any Plan Year in which the Plan is a Top-Heavy Plan, a Participant who has completed at least three years of service shall have a nonforfeitable right to 100% of the value of his or her Account attributable to Matching Employer Contributions. For purposes of this Section 11.2, "year of service" means a Plan Year during which the Participant has completed 1000 hours of service. "Hours of service" means:

          (i) Each hour for which an Employe is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employe for the computation period in which the duties are performed; and

          (ii) Each hour for which an Employe is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity

                    (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph (c)(ii) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

          (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same Hours of Service shall not be credited both under paragraph (c)(i) or paragraph (c)(ii), as the case may be, and under this paragraph (c)(iii). These hours shall be credited to the Employe for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (iv) Hours of Service shall be determined on the basis of actual hours for which an Employe is paid or entitled to payment.


     (d) Effective for any Plan Year beginning before January 1, 1989 in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Code shall apply.

     (e) If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in paragraph (c) of this Section 11.2 shall continue to apply in determining the vested percentage of any Participant who had at least five years of service as of December 31 in the last Plan Year of top-heaviness;

for other Participants said schedule shall apply only to their Matching Employer Contribution Account balance as of such December 31.

     (f) For any Plan Year in which the Plan is a Top-Heavy Plan, Section 11.1 shall be read by substituting the number "1.00" for the number "1.25" wherever it may appear therein.

     (g) This Section 11.2 shall be deemed ineffective without the necessity of further amendment of the Plan in the event that the Secretary of the Treasury promulgates regulations exempting the Plan from the provisions of
Section 416 of the Code.





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

                                 ARTICLE XII
                        BENEFICIARY IN EVENT OF DEATH

     Each Participant shall have the right to designate a beneficiary or beneficiaries to receive any distribution to be made under Article X upon the death of the Participant. A Participant may from time to time, without the consent of the beneficiary, change or cancel any such designation. Such designation and each change thereof shall be made on the form prescribed by the Committee and shall be filed with Pay Roll or, effective June 30, 1994, with Benefit Plan Administration. Notwithstanding the foregoing, in any case where the Participant is married on or after August 23, 1984 and has designated a beneficiary or beneficiaries other than his or her spouse, the designation form must be signed by the Participant's spouse, indicating the spouse's consent to the designation and acknowledgement of its effect, and the spouse's signature must be witnessed by an unrelated representative of the Plan or a notary public. If no beneficiary has been named by a deceased Participant, or the designated beneficiary has predeceased the Participant, the value of the Participant's Account shall be paid to the Participant's surviving spouse, or if the spouse does not survive, then to the Participant's estate, as beneficiary. Any distribution made to a beneficiary shall be made to the beneficiary as soon as practicable after the Participant's death, and shall be in the form of a lump sum payment.





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
                                 ARTICLE XIII
                                ADMINISTRATION

     SECTION 13.1. NAMED FIDUCIARIES AND APPOINTMENT OF THE COMMITTEE. The Company, Board of Directors, Chairman of the Board of Directors, Trustee, Investment Manager, the Committee and each member of the Committee shall be named fiduciaries of the Plan with authority to control and manage the operation and administration of the Plan. The administration of the Plan, including the payment of all benefits to Participants or their beneficiaries, shall be the responsibility of the Committee, which is the administrator of the Plan. The Committee shall consist of a chairman and at least two other persons appointed from time to time by the Chairman of the Board of Directors. Members of the Committee shall be employes of the Company and serve at the pleasure of the Chairman of the Board of Directors, without compensation, unless otherwise determined by the Chairman of the Board of Directors.

     SECTION 13.2. CONDUCT OF THE BUSINESS OF THE COMMITTEE. The Committee shall appoint a secretary who need not be a member of the Committee and shall appoint such subcommittees as it shall deem necessary and appropriate. The Committee shall conduct its business according to the provisions of this
Article XIII and shall hold periodic meetings in any convenient location. A majority of all of the members of the Committee shall have power to act, and the vote of a member may be made in person or by telephone, wire, cablegram or letter.

     SECTION 13.3. RECORDS AND REPORTS OF THE COMMITTEE. The Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Board of Directors. The Committee shall prepare and submit to the Board of Directors an annual report which shall include such information as the Committee deems necessary or advisable.

     SECTION 13.4. DUTIES OF THE COMMITTEE AND THE BOARD OF DIRECTORS. The Committee shall adopt such rules and regulations as, in its opinion, are necessary or advisable to transact its business. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan. In performing their duties, fiduciaries shall act in the interest of the Participants and their beneficiaries for the exclusive purpose of providing maximum benefits to the Participants and their beneficiaries.

     Fiduciaries shall perform their duties:

     (a) With a care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

     (b) To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

     (c) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The Chairman of the Board of Directors shall periodically review the performance of the Trustee and the Chairman of the Board of Directors and the Committee shall periodically review the performance of all other persons to whom fiduciary duties have been delegated or allocated pursuant to the provisions of Sections 13.7 and 13.8.

     SECTION 13.5. RESPONSIBILITIES OF THE BOARD OF DIRECTORS, THE CHAIRMAN OF THE BOARD OF DIRECTORS, THE COMMITTEE, AND THE TRUSTEE. The Board of Directors, the Chairman of the Board of Directors, the Committee and the Trustee possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust Agreement. It is intended under this Plan and Agreement that each shall be responsible solely for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another fiduciary under the rules of co-fiduciary responsibility. Generally, the Chairman of the Board of Directors shall be responsible for appointing and removing the members of the Committee, for amending and suspending the Plan, for approving, and amending the Trust Agreement, for appointing and removing the Trustee, and for appointing and removing the Investment Manager. The Board of

Directors shall be responsible for terminating the Plan. The Committee shall have full discretionary authority to interpret the Plan and to answer all questions which arise concerning the application, administration, and interpretation of the Plan, and the Trustee and Investment Manager are responsible for the management and control of the Plan assets as provided in the Trust Agreement.

     SECTION 13.6. ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES. In furtherance of their duties and responsibilities under the Plan, the Board of Directors, the Chairman of the Board of Directors and the Committee may, subject to the requirements of Section 13.4,

     (a)  Employ or appoint agents to carry out non-fiduciary responsibilities;

     (b) Employ or appoint agents to carry out fiduciary responsibilities other than trustee responsibilities as defined in section 405(c)(3) of ERISA;

     (c)  Consult with counsel, who may be of counsel to the Company;

     (d) Provide for the allocation of fiduciary responsibilities, other than trustee responsibilities as defined in Section 405(c)(3) of ERISA, among members of the Board of Directors, in the case of





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
the Board of Directors, and among its members, in the case of the Committee.

     SECTION 13.7. PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES. Any action described in subsections (b) or (d) of Section 13.6 may be taken by the Board of Directors, the Chairman of the Board of Directors or the Committee only in accordance with the following procedures:

     (a) Such action, if by the Board of Directors or the Committee, shall be approved by a majority of the Board of Directors or the Committee, as the case may be, in a resolution approved by a majority of the Board of Directors or the Committee and if by the Chairman of the Board of Directors in a certificate;

     (b) If action is taken by the Board or the Committee, then, votes cast by each member of the Board of Directors or the Committee shall be recorded and made a part of the written record of the Board of Directors' or the Committee's proceedings;

     (c) Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Board of Directors or the Committee may be modified or rescinded by the Board of Directors or the Committee according to the procedure set forth in subsections (a) and (b) of this Section and any such delegation of fiduciary responsibilities or allocation thereof by the Chairman may be modified or restated in a certificate.

     SECTION 13.8. EXPENSES. Expenses of administering the Plan, including the fees and expenses of the Trustee, shall be borne by the Company. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes in connection with distribution of Detroit Edison Common Stock to Employes or their beneficiaries shall be borne by the Company. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the Accounts of Participants as the Committee shall determine.

     SECTION 13.9. INDEMNIFICATION. The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, the Chairman of the Board, members of the Committee and Employes acting for the Company, and all such former members and Employes, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan.

                                 ARTICLE XIV
                               CLAIMS PROCEDURE

     SECTION 14.1. FILING OF CLAIMS. Claims for benefits under the Plan shall be filed in writing with the Secretary of the Committee.

     SECTION 14.2. APPEAL OF CLAIMS. Written notice shall be given to the claiming Participant or Beneficiary of the disposition of such claim, setting forth specific reasons for any denial of such claim in whole or in part. If a claim is denied in whole or in part, the notice shall state that such Participant or Beneficiary may, within sixty days of the receipt of such denial, request in writing that the decision denying the claim be reviewed by the Committee and provide the Committee with information in support of his or her position by submitting such information in writing to the Secretary of the Committee.

     SECTION 14.3. REVIEW OF APPEALS. The Committee shall review each claim for benefits which has been denied in whole or in part and for which such review has been requested, and shall notify, in writing, the affected Participant or Beneficiary of its decision and of the reasons therefor. All decisions of the Committee shall be final and binding upon all of the parties involved.

                                  ARTICLE XV
                           MERGER OR CONSOLIDATION

     In the case of a merger or consolidation of the Plan with another plan or a transfer of assets or liabilities to another plan, each Participant in the Plan shall (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated). A merger or consolidation of the Plan with another plan or a transfer of assets or liabilities to another plan, shall not be deemed to be a termination, or discontinuance of contributions having the effect of such termination, of the Plan.

                                 ARTICLE XVI
                          NON-ALIENATION OF BENEFITS

     Except as required by law, no benefit or right under the Plan shall be assigned, (except an assignment by a Participant as security for repayment of a loan made pursuant to Article VII), alienated, or transferred by any Participant or beneficiary nor shall such benefit or right be subject to attachment, garnishment or other legal process (other than in connection with repayment of a loan made pursuant to Article VII).

                                 ARTICLE XVII
                                  AMENDMENTS

     The Company reserves the right, by written action of its Chairman of the Board of Directors, at his or her sole discretion but subject to applicable law, at any time and from time to time, to modify or amend in whole or in part any or all of the provisions of the Plan, including amendments or modifications that affect the rights and duties of the Company and/or the Board of Directors; provided that no modification or amendment shall deprive any Participant or beneficiary of a previously acquired right; and provided further that no such modification or amendment shall make it possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries under the Plan, and for the payment of expenses of the Plan.

                                ARTICLE XVIII
                                 TERMINATION

     SECTION 18.1. AUTHORITY TO TERMINATE. The Plan may be terminated in whole or in part at any time by the Board of Directors, but only upon condition that such action as is taken shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries and for the payment of expenses of the Plan.

     SECTION 18.2. DISTRIBUTION UPON TERMINATION. Upon termination or partial termination of the Plan or upon the complete discontinuance of contributions under the Plan, the Accounts of affected Participants shall be fully vested and nonforfeitable and the assets of the Fund shall be administered and distributed to the Participants and their beneficiaries at such time and in such nondiscriminatory manner as is determined by the Committee. Distributions of Elective Employer Contributions under this Section 18.2 shall be made to Participants or their beneficiaries pursuant to Sections 10.1, 10.2, 10.4 or 10.5.

                                 ARTICLE XIX
              MERGER OF SYNDECO, INC. 401(K) PROFIT SHARING PLAN

Effective December 26, 1990, the Syndeco, Inc. 401(k) Profit Sharing Plan, dated January 1, 1988 ("Syndeco Plan"), is merged into the Plan, and the assets held by the Syndeco, Inc. 401(k) Profit Sharing Trust are transferred to the Trust Fund. The assets transferred to the Trust Fund will be used to establish a Plan Account for each former Syndeco, Inc. employe who was a participant in the Syndeco Plan and who had an account balance in the Syndeco Plan on December 26, 1990, immediately prior to the transfer. This account will hereinafter be referred to as a "Syndeco Account". The former participant in the Syndeco Plan on whose behalf a Syndeco Account will be established will hereinafter be referred to as a "Syndeco Employe".

The Syndeco Account will entitle the Syndeco Employe to receive a benefit immediately after the transfer which is equal to the benefit he or she would have been entitled to receive immediately before the transfer. The Syndeco Employe's Syndeco Account will be initially invested in the Detroit Edison Common Stock Fund. Such investment can be transferred by the Syndeco Employe two times during 1991 without penalty into any of the other available Funds pursuant to the terms and conditions of the Plan. A Syndeco Employe's Syndeco Account shall be accounted for separately from any Account a Syndeco Employe may have as a Participant in the Plan.

As of December 26, 1990, all of the terms and conditions of the Plan shall govern a Syndeco Employe's Syndeco Account subject to the following exceptions:

     1. A Syndeco Employe's interest in his or her Syndeco Account shall be 100% vested.

     2. A Syndeco Employe's Syndeco Account is deemed matured immediately subsequent to the transfer.

     3. A Syndeco Employe may elect to receive a distribution of his or her Syndeco Account balance in either a single lump sum payment or equal installments over a period of not more than his or her assumed life expectancy (or his or her and his or her beneficiary's assumed life expectancy) at the time of the withdrawal or distribution.

                                  ARTICLE XX
                     PLAN CONFERS NO RIGHT TO EMPLOYMENT

     Nothing contained in the Plan shall be construed as conferring any legal rights upon any Employe for a continuation of employment, nor shall interfere with the rights of an Employer to discharge any Employe or otherwise to treat him or her without regard to the effect which such treatment might have upon such Employe with respect to the Plan.

                                 ARTICLE XXI
                                 CONSTRUCTION

     SECTION 21.1. GOVERNING LAW. The Plan shall be governed by and construed and administered under the laws of the State of Michigan.

     SECTION 21.2. HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of an Article or Section, the content shall control.




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